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                                                                    EXHIBIT 10.5







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                               bsquare corporation
                           LOAN AND SECURITY AGREEMENT




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                                TABLE OF CONTENTS

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
1.   DEFINITIONS AND CONSTRUCTION..................................................  2
     1.1    Definitions............................................................  2
     1.2    Accounting Terms.......................................................  7

2.   LOAN AND TERMS OF PAYMENT.....................................................  7
     2.1    Credit Extensions......................................................  7
     2.2    Overadvances...........................................................  10
     2.3    Interest Rates, Payments, and Calculations.............................  10
     2.4    Crediting Payments.....................................................  11
     2.5    Fees...................................................................  11
     2.6    Additional Costs.......................................................  11
     2.7    Term...................................................................  12

3.   CONDITIONS OF LOANS...........................................................  12
     3.1    Conditions Precedent to Initial Credit Extension.......................  12
     3.2    Conditions Precedent to all Credit Extensions..........................  12

4.   CREATION OF SECURITY INTEREST.................................................  13
     4.1    Grant of Security Interest.............................................  13
     4.2    Delivery of Additional Documentation Required..........................  13
     4.3    Right to Inspect.......................................................  13

5.   REPRESENTATIONS AND WARRANTIES................................................  13
     5.1    Due Organization and Qualification.....................................  13
     5.2    Due Authorization; No Conflict.........................................  13
     5.3    No Prior Encumbrances..................................................  13
     5.4    Bona Fide Eligible Accounts............................................  13
     5.5    Merchantable Inventory.................................................  14
     5.6    Name; Location of Chief Executive Office...............................  14
     5.7    Litigation.............................................................  14
     5.8    No Material Adverse Change in Financial Statements.....................  14
     5.9    Solvency...............................................................  14
     5.10   Regulatory Compliance..................................................  14
     5.11   Environmental Condition................................................  14
     5.12   Taxes..................................................................  14
     5.13   Subsidiaries...........................................................  14
     5.14   Government Consents....................................................  15
     5.15   Full Disclosure........................................................  15

6.   AFFIRMATIVE COVENANTS.........................................................  15
     6.1    Good Standing..........................................................  15
     6.2    Government Compliance..................................................  15
     6.3    Financial Statements, Reports, Certificates............................  15
     6.4    Inventory; Returns.....................................................  16
     6.5    Taxes..................................................................  16
     6.6    Insurance..............................................................  16
     6.7    Principal Depository...................................................  16
     6.8    Quick Ratio............................................................  16
     6.9    Tangible Net Worth.....................................................  16
     6.10   Debt Service Coverage:.................................................  16
     6.11   Registration of Intellectual Property Rights...........................  17



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
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
     6.12   Further Assurances.....................................................  17

7.   NEGATIVE COVENANTS............................................................  17
     7.1    Dispositions...........................................................  17
     7.2    Change in Business.....................................................  17
     7.3    Mergers or Acquisitions................................................  17
     7.4    Indebtedness...........................................................  18
     7.5    Encumbrances...........................................................  18
     7.6    Distributions..........................................................  18
     7.7    Investments............................................................  18
     7.8    Transactions with Affiliates...........................................  18
     7.9    Subordinated Debt......................................................  18
     7.10   Inventory..............................................................  18
     7.11   Compliance.............................................................  18

8.   EVENTS OF DEFAULT.............................................................  18
     8.1    Payment Default........................................................  18
     8.2    Covenant Default.......................................................  18
     8.3    Material Adverse Change................................................  19
     8.4    Attachment.............................................................  19
     8.5    Insolvency.............................................................  19
     8.6    Other Agreements.......................................................  19
     8.7    Judgments..............................................................  19
     8.8    Misrepresentations.....................................................  19
     8.9    Guaranty...............................................................  19

9.   BANK'S RIGHTS AND REMEDIES....................................................  20
     9.1    Rights and Remedies....................................................  20
     9.2    Power of Attorney......................................................  21
     9.3    Accounts Collection....................................................  21
     9.4    Bank Expenses..........................................................  21
     9.5    Bank's Liability for Collateral........................................  21
     9.6    Remedies Cumulative....................................................  21
     9.7    Demand; Protest........................................................  22

10.  NOTICES ......................................................................  22

11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER....................................  22

12.  GENERAL PROVISIONS............................................................  22
     12.1   Successors and Assigns.................................................  22
     12.2   Indemnification........................................................  23
     12.3   Time of Essence........................................................  23
     12.4   Severability of Provisions.............................................  23
     12.5   Amendments in Writing, Integration.....................................  23
     12.6   Counterparts...........................................................  23
     12.7   Survival...............................................................  23

13.  JUDICIAL REFERENCE............................................................  23



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        This LOAN AND SECURITY AGREEMENT is entered into as of February 11,
1998, by and between IMPERIAL BANK ("Bank") and bsquare corporation
("Borrower").


                                    RECITALS

        Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                    AGREEMENT

        The parties agree as follows:

        1. DEFINITIONS AND CONSTRUCTION

                1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                        "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

                        "Advance" or "Advances" means a cash advance under the Revolving Facility.

                        "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

                        "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), whether or not suit is brought.

                        "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                        "Borrowing Base" means an amount equal to eighty percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

                        "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

                        "Closing Date" means the date of this Agreement.

                        "Code" means the California Uniform Commercial Code.



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                        "Collateral" means the property described on Exhibit A
attached hereto.

                        "Committed Revolving Line" means a credit extension of up to Two Million Dollars ($2,000,000).

                        "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                        "Credit Extension" means each Advance, Letter of Credit, Term Loan, Exchange Contract or any other extension of credit by Bank for the benefit of Borrower hereunder.

                        "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

                        "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

                        "Daily Balance" means the amount of the Obligations owed at the end of a given day.

                        "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

                        (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

                        (b) Accounts with respect to an account debtor, twenty-five percent (25%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

                        (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;



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                        (d) Accounts with respect to which goods are placed on
consignment, guaranteed sale, sale or return, sale, on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                        (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

                        (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

                        (g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States;

                        (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor;

                        (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage; except that the concentration limit for Accounts owing by Microsoft Corporation shall be forty-five percent (45%), and except as approved in writing by Bank;

                        (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

                        (k) Accounts the collection of which Bank reasonably determines to be doubtful.

                        "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and (1) that have sales in excess of Five Hundred Million Dollars ($500,000,000) per year; or (2) that Bank approves on a case-by-case basis.

                        "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, software and related general intangibles, parts and attachments in which Borrower has any interest.

                        "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                        "Equipment Advance" has the meaning set forth in Section 2.1.4.

                        "Equipment Line" means a credit extension of up to Five Hundred Thousand Dollars ($500,000).

                        "Equipment Maturity Date" means October 30, 2001.

                        "GAAP" means generally accepted accounting principles as in effect from time to time.



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                        "Indebtedness" means (a) all indebtedness for borrowed
money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

                        "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                        "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

                        "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                        "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                        "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

                        "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

                        "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

                        "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

                        "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

                        "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.



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                        "Permitted Indebtedness" means:

                        (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

                        (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

                        (c) Indebtedness secured by a lien described in clause
(c) of the defined term "Permitted Liens," provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness.

                        (d) Subordinated Debt;

                        (e) Indebtedness to trade creditors incurred in the ordinary course of business; and

                        (f) Other Indebtedness in an outstanding principal amount not to exceed $200,000.

                        "Permitted Investment" means:

                        (a) Investments existing on the Closing Date disclosed in the Schedule; and

                        (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

                        "Permitted Liens" means the following:

                        (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;


                        (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests;

                        (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

                        (d) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                        "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation,



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institution, public benefit corporation, firm, joint Stock company, estate, entity or governmental agency.

                        "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

                        "Quick Assets" means, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments, with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

                        "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

                        "Revolving Maturity Date" means the date immediately preceding the first anniversary of the date of this Agreement.

                        "Revolving Facility" means the facility under which Borrower may request Bank to issue Advances, as specified in Section 2.1 hereof.

                        "Schedule" means the schedule of exceptions attached hereto, if any.

                        "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

                        "Subsidiary" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

                        "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Borrower and its Subsidiaries minus intangible assets, plus Subordinated Debt, on a consolidated basis determined in accordance with GAAP.

                        "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness.

                1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

        2. LOAN AND TERMS OF PAYMENT

                2.1 Credit Extensions.

                        Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.



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                2.1.1 Revolving Advances.

                        (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed (i) the Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit, and minus (iii) the Foreign Exchange Reserve. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date.

                        (b) Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1.1 to Borrower's deposit account.

                        (c) The Committed Revolving Line shall terminate on the Revolving Maturity Date, at which time all Advances under this Section 2.1.1 shall be immediately due and payable.

                2.1.2 Letters of Credit.

                        (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate outstanding face amount not to exceed (i) the lesser of the Committed Revolving Line or the Borrowing Base, minus (ii) the then outstanding principal balance of the Advances, provided that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) shall not in any case exceed Five Hundred Thousand Dollars ($500,000). Each Letter of Credit shall have an expiry date no later than the Revolving Maturity Date. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement.

                        (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

                        (c) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.



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

                        (d) Upon the issuance of any Letter of Credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Revolving Line for Letters of Credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Revolving Line shall be reduced by the amount of such reserve for so long as such Letter of Credit remains outstanding.

                2.1.3 Foreign Exchange Contract; Foreign Exchange Settlements.

                        (a) Subject to the terms of this Agreement, Borrower may enter into foreign exchange contracts (the "Exchange Contracts") not to exceed an aggregate amount of Seventy-Five Thousand Dollars ($75,000) (the "Contract Limit"), pursuant to which Bank shall sell to or purchase from Borrower foreign currency on a spot or future basis. Borrower shall not request any Exchange Contracts at any time it is out of compliance with any of the provisions of this Agreement. All Exchange Contracts must provide for delivery of settlement on or before the Revolving Maturity Date. The amount available under the Committed Revolving Line at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on any given day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two (2) Business Days after the Determination Date, ten percent (10%) of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two (2) Business Days after the Determination Date, one hundred percent (100%) of the gross amount of the Exchange Contracts.

                        (b) Bank may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or (b) that there is no sufficient availability under the Committed Revolving Line and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If Bank terminates the Exchange Contracts, and without limitation of any applicable indemnities, Borrower agrees to reimburse Bank for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                        (c) Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two (2) Business Day period to be more than Seventy-Five Thousand Dollars ($75,000) (the "Settlement Limit"), nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed the Contract Limit. Notwithstanding the above, however, the amount which may be settled in any two (2) Business Day period may be increased above the Settlement Limit up to, but in no event to exceed, the amount of the Contract Limit under either of the following circumstances:

                                (i) if there is sufficient availability under
the Committed Revolving Line in the amount of the Foreign Exchange Reserve as of each Determination Date, provided that Bank in advance shall reserve the full amount of the Foreign Exchange Reserve against the Committed Revolving Line; or

                                (ii) if there is insufficient availability under
the Committed Revolving Line, as to settlements within any two (2) Business Day period, provided that Bank, in its sole discretion, may: (A) verify good funds overseas prior to crediting Borrower's deposit account with Bank (in the case of Borrower's sale of foreign currency); or (B) debit Borrower's deposit account with Bank prior to delivering foreign currency overseas (in the case of Borrower's purchase of foreign currency).


                        (d) In the case of Borrower's purchase of foreign currency, Borrower in advance shall instruct Bank upon settlement either to treat the settlement amount as an advance under the Committed Revolving Line, or to debit Borrower's account for the amount settled.

                        (e) Borrower shall execute all standard form applications and agreements of Bank in connection with the Exchange Contracts and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Bank in connection with the Exchange Contracts.

                        (f) Without limiting any of the other terms of this Agreement or any such standard form applications and agreements of Bank, Borrower agrees to indemnify Bank and hold it harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys' fees of counsel of Bank's choice), of every nature and description which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby.

                2.1.4 Equipment Advances.

                        (a) Subject to and upon the terms and conditions of this Agreement, at any time from the date hereof through October 30, 1998, Bank agrees to make advances (each an "Equipment Advance" and, collectively, the "Equipment Advances") to Borrower in an aggregate outstanding amount not to exceed the Equipment Line. The Equipment Advances shall be used only to purchase Equipment approved from time to time by Bank purchased on or after ninety (90) days prior to the date hereof, and shall not exceed eighty percent (80%) of the invoice amount of such equipment, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Not more than twenty-five percent (25%) of the aggregate outstanding Equipment Advances shall be used to finance the acquisition or licensing of software.

                        (b) Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.3(a), and shall be payable monthly for each month through October 1998. Any Equipment Advances that are outstanding on October 30, 1998 shall be payable in thirty-six (36) equal monthly installments of principal, plus all accrued interest, beginning on November 30, 1998, and continuing on the same day of each month thereafter through October 30, 2001, at which time all amounts due under this Section 2.1.4 and any other amounts due under this Agreement shall be immediately due and payable. Equipment Advances, once repaid, may not be reborrowed.

                        (c) When Borrower desires to obtain a Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Equipment to be financed.

                2.2 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Bank pursuant to Section 2.1.1 of this Agreement is greater than the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

                2.3 Interest Rates, Payments, and Calculations.

                        (a) Interest Rates.

                                (i) Advances' Except as set forth in Section
2.3(b), any Advances shall bear interest, on the average daily balance thereof, at a rate equal to the Prime Rate.

                                (ii) Equipment Advances. Except as set forth in
Section 2.3(b), any Equipment Advances shall bear interest, on the average daily balance thereof, at a rate equal to one quarter of a percentage point (0.25%) above the Prime Rate.

                        (b) Default Rate. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to five
(5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                        (c) Payments. Interest hereunder shall be due and payable on the last Business Day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                        (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. AU interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                2.4 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

                2.5 Fees. Borrower shall pay to Bank the following:

                        (a) Facility Fee. A Facility Fee equal to Twelve Thousand Five Hundred Dollars ($12,500), which fee shall be due on the Closing Date and shall be fully earned and nonrefundable;

                        (b) Financial Examination and Apraisal Fees. Bank's customary fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

                        (c) Bank Expenses. Upon the date hereof, all Bank Expenses incurred through the Closing Date, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

                2.6 Additional Costs. In case any change in any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

                        (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                        (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                        (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

                2.7 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Equipment Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

        3. CONDITIONS OF LOANS

                3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                        (a) this Agreement;

                        (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                        (c) financing statement (Form UCC-1);

                        (d) insurance certificate;

                        (e) payment of the fees and Bank Expenses then due specified in Section 2.5 hereof;

                        (f) an audit of the Collateral, the results of which shall be satisfactory to Bank; and

                        (g) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

                3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

                        (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

                        (b) the representations and warranties contained in
Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

        4. CREATION OF SECURITY INTEREST

                4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

                4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

                4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

        5. REPRESENTATIONS AND WARRANTIES

                Borrower represents and warrants as follows:

                5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

                5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

                5.3 No Prior Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

                5.4 Bona Fide Eligible Accounts. The Eligible Accounts are bona fide existing obligations. The services or property giving rise to such Eligible Accounts have been rendered or delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

                5.5 Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects.

                5.6 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

                5.7 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

                5.8 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

                5.9 Solvency. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

                5.10 Regulatory Compliance. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

                5.11 Environmental Condition. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

                5.12 Taxes. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

                5.13 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

                5.14 Government Consents. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

                5.15 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

        6. AFFIRMATIVE COVENANTS

                Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

                6.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

                6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

                6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) as soon as available, but in any event within twenty-five
(25) days after the end of each fiscal quarter of Borrower, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by a Responsible Officer;
(b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, beginning with the year ending December 31, 1997, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied; (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission;
(d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Fifty Thousand Dollars ($50,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

        Within fifteen (15) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable.

        Borrower shall deliver to Bank with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

        Bank shall have a right from time to time hereafter to audit Borrower's Accounts and appraise Collateral at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

                6.4 Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

                6.5 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

                6.6 Insurance.

                        (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                        (b) AR such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

                6.7 Principal Depository. Borrower shall maintain its principal depository, investment, and operating accounts with Bank.

                6.8 Quick Ratio. Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Quick Assets to Current Liabilities, of at least
1.00 to 1.00.

                6.9 Tangible Net Worth. Borrower shall maintain, as of the last day of each fiscal quarter, a Tangible Net Worth plus Subordinated Debt of not less than Two Million Five Hundred Thousand Dollars ($2,500,000).

                6.10 Debt Service Coverage. Borrower shall maintain, as of the last day of each fiscal quarter, a Debt Service Coverage of at least 1.5 to 1.0. "Debt Service Coverage" means, as of any date of determination, a ratio of (a) the sum of (i) earnings after tax plus (ii) interest and non-cash (i.e., depreciation and amortization) expense, annualized for the preceding fiscal quarter to (b) the sum of (i) current portion of long term debt and capitalized leases plus (ii) interest expense.

                6.11 Registration of Intellectual Property Rights.

                        (a) Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement within sixty (60) days of the date of this Agreement. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C.

                        (b) Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in the Intellectual Property Collateral.

                        (c) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, (ii) use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld, unless Bank determines that reasonable business practices suggest that abandonment is appropriate.

                        (d) Bank shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this Section 6.11 to take but which Borrower fails to take, after fifteen (15) days' notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.11.

                6.12 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

        7. NEGATIVE COVENANTS

                Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following:

                7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; or (iii) Transfers of worn-out or obsolete Equipment.

                7.2 Change in Business. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change of no more than fifty percent (50%) in Borrower's ownership. Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

                7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

                7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

                7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

                7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that Borrower may pay dividends to its shareholders in such amounts as are necessary to cover personal tax liabilities of such shareholders.

                7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

                7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

                7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

                7.10 Inventory. Store the Inventory with a bailee, warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

                7.11 Compliance. Become an "investment company" controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

        8. EVENTS OF DEFAULT

                Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

                8.1 Payment Default. If Borrower fails to pay, when due, any of the Obligations;

                8.2 Covenant Default. If Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be required to be made during such cure period);

                8.3 Material Adverse Change. If there occurs a material adverse change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

                8.4 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

                8.5 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within ten (10) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

                8.6 Other Agreements. If there is an uncured default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

                8.7 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

                8.8 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

                8.9 Guaranty. Any guaranty of all or a portion of the Obligations ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any guaranty of all or a portion of the Obligations, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any guaranty of all or a portion of the Obligations or in any certificate delivered to Bank in connection with such guaranty.

        9. BANK'S RIGHTS AND REMEDIES

                9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                        (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                        (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                        (c) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

                        (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                        (e) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                        (f) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                        (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                        (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                        (i) Bank may credit bid and purchase at any public sale; and

                        (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

                9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts;
(b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

                9.3 Accounts Collection. At any time from the date of this Agreement, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

                9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities within ten (10) days of when such payment is due, to the extent required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

                9.5 Bank's Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

                9.6 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

                9.7 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

        10. NOTICES

                Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

        If to Borrower:      bsquare corporation
                             3633 136th Place SE, Suite 100
                             Bellevue, WA 98006
                             Attn:  Ms. Leila Kirske
                             FAX:   (425) 519-5999

        If to Bank:          Imperial Bank
                             777 108th Avenue NE, Suite 1670
                             Bellevue, WA 98004
                             Attn:  Mr. Jim Ellison
                             FAX:   (425) 454-6224

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

        11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

                This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

        12. GENERAL PROVISIONS

                12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

                12.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

                12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

                12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                12.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

                12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

                12.8 Confidentiality. In handling any confidential information Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or become part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

        13. JUDICIAL REFERENCE.

                        (a) Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the Real Property, if any, is located or Los Angeles County if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of the Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP Section 170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents which cannot be resolved by the parties shall be submitted to the referee as provided herein. The Superior Court is empowered to issue temporary and/or provisions remedies, as appropriate.

                        (b) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. AU proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

                        (c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provisions.

                        (d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the

Court, in accordance with the California Arbitration Act, Section 1280 through
Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceedings

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                            bsquare corporation


                                            By: /s/ William T. Baxter
                                               ---------------------------------

                                            Title: CEO
                                                  ------------------------------

                                            IMPERIAL

                                            By: /s/ [SIGNATURE ILLEGIBLE]
                                               ---------------------------------

                                            Title: SR. VP
                                                  ------------------------------

                                    EXHIBIT A


        The Collateral shall consist of all right, title and interest of Borrower in and to the following:

        (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

        (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

        (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

        (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

        (e) All documents, cash, deposit accounts, securities, financial assets, investment property, securities accounts, securities entitlements, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to any of the foregoing.

                                    EXHIBIT B
                   LOAN PAYMENT ADVANCE TELEPHONE REQUEST FORM
              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO: EMERGING GROWTH INDUSTRIES                  DATE:___________________
FAX#: (425) 454-6224                            TIME:___________________


FROM:   bsquare corporation
     -------------------------------------------------------------------------
                              CLIENT NAME (BORROWER)

REQUESTED BY:_________________________________________________________________
                             AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:_________________________________________________________

PHONE NUMBER:_________________________________________________________________


FROM ACCOUNT #________________________     TO ACCOUNT #_______________________

REQUESTED TRANSACTION TYPE                           REQUEST DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)                  $_______________________________
PRINCIPAL PAYMENT (ONLY)                      $_______________________________
INTEREST PAYMENT (ONLY)                       $_______________________________
PRINCIPAL AND INTEREST (PAYMENT)              $_______________________________

OTHER INSTRUCTIONS:___________________________________________________________
______________________________________________________________________________

        All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.


                                  BANK USE ONLY

      TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

__________________________________          _________________________________
       Authorized Requester                            Phone #


__________________________________          _________________________________
        Received By (Bank)                             Phone #


                  _____________________________________________
                           Authorized Signature (Bank)

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE
--------------------------------------------------------------------------------

Borrower: bsquare corporation                           Lender: Imperial Bank

Commitment Amount: $2,500,000

--------------------------------------------------------------------------------

  ACCOUNTS RECEIVABLE
        1.       Accounts Receivable Book Value as of                                      $__________
        2.       Additions (please explain on reverse)                                     $__________
        3.       TOTAL ACCOUNTS RECEIVABLE                                                 $__________

  ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
        4.       Amounts over 90 days due                              $__________
        5.       Balance of 25% over 90 day accounts                   $__________
        6.       Concentration Limits                                  $__________
        7.       Foreign Accounts                                      $__________
        8.       Governmental Accounts                                 $__________
        9.       Contra Accounts                                       $__________
       10.       Promotion or Demo Accounts                            $__________
       11.       Intercompany/Employee Accounts                        $__________
       12.       Other (please explain on reverse)                     $__________
       13.       TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                      $__________
       14.       Eligible Accounts (#3 minus #13)                                          $__________
       15.       LOAN VALUE OF ACCOUNTS (80% of #14)                                       $__________

  BALANCES
       16.       Maximum Loan Amount                                                       $__________
       17.       Total Funds Available [Lesser of #16 or #15]                              $__________
       18.       Present balance owing on Line of Credit                                   $__________
       19.       Outstanding under Sublimits ( )                                           $__________
       20.       RESERVE POSITION (#17 minus #18 and #19)                                  $__________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Imperial Bank.

COMMENTS:
                                                       BANK USE ONLY

                                                       Rec'd By:______________
                                                                 Auth. Signer
bsquare   corporation                                  Date:__________________
                                                       Verified:______________
                                                               Auth. Signer
By:_______________________________                     Date:__________________
       Authorized Signer

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE


TO:    IMPERIAL BANK

FROM:  bsquare corporation


        The undersigned authorized officer of bsquare corporation hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

  PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES' COLUMN.

REPORTING COVENANT                          REQUIRED                           COMPLIES
------------------                          --------                           --------
Quarterly financial statements              Quarterly within 25 days           Yes    No
Annual (CPA Audited)                        FYE within 90 days                 Yes    No
A/R & A/P Agings                            Monthly within 15 days             Yes    No
A/R Audit                                   Initial and Semi-Annual            Yes    No

FINANCIAL COVENANT                          REQUIRED          ACTUAL           COMPLIES
------------------                          --------          ------           --------
Maintain on a Quarterly Basis:
Minimum Quick Ratio                         1.0:1.0           ____:1.0         Yes    No
Minimum Tangible Net Worth                  $2,500,000        $_______         Yes    No
Maximum Debt Service Coverage               1.50:1.0          ____:1.0         Yes    No


                                                                 BANK USE ONLY
COMMENTS REGARDING EXCEPTIONS: See Attached.
                                                         Received by:_____________________
Sincerely,                                                             AUTHORIZED SIGNER
__________________________________
SIGNATURE                                                Date:____________________________

__________________________________                       Verified:________________________
TITLE                                                                  AUTHORIZED SIGNER
__________________________________
DATE                                                     Date:____________________________

                                                         Compliance Status:       Yes   No

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT


        This Intellectual Property Security Agreement is entered into as of February 11, 1998, by and between IMPERIAL SANK ("Bank") and bsquare corporation ("Grantor").

                                    RECITALS

        A. Bank has agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the "Loans") in the amounts and manner set forth in that certain Loan and Security Agreement by and between Bank and Grantor dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"; capitalized terms used herein are used as defined in the Loan Agreement). Bank is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain Copyrights, Trademarks and Patents to secure the obligations of Grantor under the Loan Agreement.

        B. Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor's right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

        NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement, Grantor hereby represents, warrants, covenants and agrees as follows:

                                    AGREEMENT

        To secure its obligations under the Loan Agreement, Grantor grants and pledges to Bank a security interest in all of Grantor's right, title and interest in, to and under its Intellectual Property Collateral (including without limitation those Copyrights, Patents and Trademarks listed on Schedules A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

        This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

        IN WITNESS WHEREOF, the parties have cause this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

                                            GRANTOR:

Address of Grantor:                         bsquare corporation


3633 136th Place SE, Suite 100              By: [SIGNATURE ILLEGIBLE]
Bellevue, WA 98006                             ---------------------------------
                                            Title: CEO
                                                  ------------------------------
Attn:   Ms. Leila Kirske


                                            BANK:

Address of Bank:                            IMPERIAL BANK


777 108th Avenue NE, Suite 1670             By: [SIGNATURE ILLEGIBLE]
Bellevue, WA 98004                             ---------------------------------
                                            Title: SR. VP
Attn:   Mr. James Ellison                         ------------------------------

                                    EXHIBIT A


                         BSQUARE DEVELOPMENT COPYRIGHTS

-       BSQUARE FAX EXPRESS (a.k.a., bFAX Express), 1996, 1997 and 1998:
        Send-only fax application for Windows CE. Support faxing and previewing bitmaps, text and Microsoft Pocket Word documents. This application has been adapted to the H/PC and the P/PC. This application is sold through reseller channels. The P/PC version is due for release in 1Q98.
- BSQUARE FAX PRO (a.k.a., bFAX Pro): Send and receive fax application for Windows CE. Supports faxing and previewing of faxes containing multiple documents to multiple recipients. This product is bundled with certain H/PCs. This application is sold through reseller channels.
- BSQUARE FAX LITE (a.k.a., bFAX Lite), 1996, 1997 and 1998: A version of bFAX Pro that has certain features disabled. This product was developed to provide a free evaluation of bFAX to customers. This product is distributed free of charge on the Web and by certain H/PC OEMs.
- BSQUARE FAX ENHANCED (a.k.a., bFAX Enhanced): A version of bFAX Pro that has certain features disabled. This product was developed to bundle with the Casio Casseopiea A-10 and A-11. This product is no longer in production.
- BSQUARE MOBILE (a.k.a., bMOBILE, bMOBILE Wireless Internet): This is a driver and control panel application that allows Windows CE to communicate with a Motorola Personal Messenger 100C CDPD (cellular digital packet data) modem. The control panel interface allows for modem control and monitoring.
- BSQUARE NET (a.k.a., bNET): This is a driver and control panel application which is very similar to bMOBILE, but extends this capability to the 3COM Etherlink III (3C589) and the NE2000 ethernet adapters.
- BSQUARE PRINT (a.k.a., bPRINT): This product enables Windows CE Version 1 to print the same file formats bFAX supports while faxing.
- BSQUARE PRINT PRO (a.k.a., bPRINT Pro): This product enables printing as does bPRINT, but extends print spooling to any application which supports printing. It supports printing to IRdA-compliant devices, and supports printing to various printers not already supported by Windows CE. It also provides for a print-to-fax capability so that any application can print to bFAX Pro. It is due for release in 1Q98.
- BSQUARE FIND (a.k.a., bFIND): This is a global search utility for Windows CE that allow search of all data sources and controls the execution of application to continue the search. This application is sold through reseller channels and is also bundled with all Hewlett-Packard H/PCs.
- BSQUARE TRACK (a.k.a., bTRACK): This is a time, expanse and car mileage tracking application for Windows CE. It provides a set of desktop APIs the enable third parties to integrate the expense information into customer applications and corporate information systems. It has been adapted to both the H/PC and the P/PC. It is due for release in 2Q98.

- BSQUARE READY (a.k.a., bREADY): This is a information management, online book authoring and reader application. It has two components. The desktop component sits on the desktop which allows for the authoring of electronic books. The authoring application contains Wizards that assist the user to acquire content from the Internet and produce an electronic book. The client-side application allows users to read electronic books produced with the desktop application. The reader has a Auto-scrolling feature which is used for reading books and speeches. The reader application supports bookmarks, annotations, searching, and indexing. It is due for release in 2Q98.
- BSQUARE MOBILE NEWS (a.k.a., bMOBILE News, bNEWS): This is a USENET Newsreader application for Windows CE. It was acquired from AdageUS. All rights, title and interest are owned by BSQUARE. This application is sold through reseller channels.
- BSQUARE MOBILE CHAT (a.k.a., bMOBILE Chat, bCHAT). This is an Internet Relay Chat program for Windows CE. It was acquired from AdageUS. All rights, title and interest are owned by BSQUARE. This application is sold through reseller channels.
- BSQUARE FAX APIS (a.k.a., bFAX APIs): These are a set of low-level application programming interfaces that provide the capability of integrating faxing capabilities into other software applications. The purpose of these APIs is to allow 3rd party independent software vendors to integrate faxing capabilities into their applications. They require that the end-user license a copy of bFAX Pro to utilize the functionality. These APIs are currently being used by Odyssey Computing and Communications Intelligence Corporation.
- BSQUARE IMAGING APIS: These are a set of low-level application programming interfaces that provide the capability of extending the imaging capabilities of bFAX, bVIEW and bPRINT. Only BSQUARE uses these capabilities.
- MIMIC: This a graphical user interface testing framework used by BSQUARE Development to test applications.
- PACKET DRIVER TECHNOLOGY: This is the basis for bMOBILE and bNET which enable those drivers to translate PPP (point to point protocol) into serial-line internet protocol (SLIP) and ethernet, respectively. This technology could, conceivably, be adapted to various other protocols.

BSQUARE INTEGRATION COPYRIGHTS:
- CE XPRESS KITS FOR SC400 (a.k.a., BSQUARE OAK for SC400, BSQUARE Value Added OAK for SC400): An adaptation of Windows CE to the AMD Elan SC400 Microcontroller. It has been adapted to various board-level devices using the SC400.
-       CE XPRESS KITS FOR VR4300 (a.k.a., BSQUARE OAK for VR4300, BSQUARE
        Value Added OAK for VR4300): An adaptation of Windows CE to the NEC VR4300 MIPS Processor. It has been adapted to NEC Nile 3 Chipset.
- CE XPRESS KITS FOR MEDIAGX (a.k.a., BSQUARE OAK for MediaGX, BSQUARE Value Added OAK for MediaGX): An adaptation of Windows CE to the Cyrix MediaGX Processor. It has been adapted to various reference devices using the MediaGX.
- BSQUARE FIRMWARE: A set of firmware utilities and tools which facilitate the adaptation of Windows CE to various microprocessors. This includes a client-side firmware stub called the "brainstem" and a Windows
        NT-hosted application capable of interacting with the brainstem. This firmware provides mechanisms for flashing Windows CE images into a device, debugging the device, and application programming interfaces which enable the development of testing software which is source-code compatible across all devices running the brainstem.
- DECOMPRESSING BOOT LOADER: An OS loader capable of loading a compressed Windows CE image (using BSQUARE proprietary file format) into volatile storage which maps the image so that it can execute in place in the volatile storage.

BSQUARE COPYRIGHTS:
- BSQUARE INTRANET (a.k.a., bWEB): This is BSQUARE Corporation's Intranet Web Site which contains content necessary for disseminating information to BSQUARE Employees. This information includes, but is not limited to, Newsletters, organization structure, procedures, policies and forms, as well as help desk software.
- BSQUARE HELP (a.k.a., bHELP): A component of bWEB which provides employees a network administration help desk which allows them to interact with BSQUARE Network Administrators.
- BSQUARE OPS (a.k.a., bOPS): A component of bWEB, similar to bHELP, which provides a facilities/operations help desk to operations and facilities management.
- BSQUARE WORLD WIDE WEB SITE (a.k.a., www.bsquare.com): BSQUARE's Corporate Homepage.
- BSQUARE Marketing Collateral: This includes all brochures and the like for marketing BSQUARE Corporation's business divisions.

                                    EXHIBIT C


                                   TRADEMARKS

- BSQUARE: Registered in US Class 42 #2,105,093 Class 9 application #75/157,017, application in Canada #827,659
-       BSQUARE VIEW: application in US #75/157,019, application in Canada
        #826,625
-       BVIEW: Registered in Canada #TMA485,548, application in US #75/157,018
-       BFAX: application in US #75/157,020, application in Canada #826,626
-       BFIND, BMOBILE, BTRACK, BREADY, BPRINT: applications pending in US
-       CE XPRESS: application pending in US

                         AGREEMENT TO PROVIDE INSURANCE

TO: IMPERIAL BANK                           Date: February 11, 1998
    226 Airport Parkway                     Borrower: bsquare corporation
    San Jose, California 95110

        In consideration of a loan in the amount of $2,500,000, secured by all tangible personal property including inventory and equipment.

        I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

        I/We also agree to advise the below named agent to add Imperial Bank as loss payee on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

        I/We understand that the policy must contain:

        1. Fire and extended coverage in an amount sufficient to cover:

                (a) The amount of the loan, OR

                (b) All existing encumbrances, whichever is greater,

        But not in excess of the replacement value of the improvements on the real property.

        2. Lender's "Loss Payable" Endorsement Form 438 BFU in favor of Imperial Bank, or any other form acceptable to Bank.


                              INSURANCE INFORMATION

Insurance Co. /Agent                        Telephone No.:

Agent's Address:

                   Signature of Obligor:  /s/ [Signature Illegible]
                                        ________________________________________

                   Signature of Obligor:________________________________________

________________________________________________________________________________




           FOR BANK USE ONLY

INSURANCE VERIFICATION: Date:___________
Person Spoken to:_______________________
Policy Number:__________________________
Effective Form:_________ To:____________
Verified By:____________________________

                                                           ISSUE DATE (02/11/09)

ACORD                    EVIDENCE OF PROPERTY INSURANCE
--------------------------------------------------------------------------------
THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, IS IN FORCE, AND CONVEYS ALL THE RIGHTS AND PRIVILEGES AFFORDED UNDER THE POLICY
--------------------------------------------------------------------------------

PRODUCER                                     COMPANY

PARKER, SMITH & FEEK, INC.                   FIDELITY & GUARANTY INSURANCE COMPANY
999 Third Avenue, 17th Floor
Seattle, Washington 98104
(206) 382-7900


Code                 Sub-Code
Agency Customer ID#
--------------------------------------------------------------------------------
INSURED                                      LOAN NUMBER         POLICY NUMBER
BSQUARE CORPORATION                          N/A                 1MP 30137731800
3633 - 136TH PLACE SE
BELLEVUE, WASHINGTON 98006                   EFF. DATE      EXP. DATE      CONTINUOUS
                                             6/16/97        06/16/98       UNTIL
                                             THIS REPLACES PRIOR EVIDENCE  TERMINATED IF
                                             DATED:________________        CHECKED __

--------------------------------------------------------------------------------
PROPERTY INFORMATION
LOCATION/DESCRIPTION

     BLANKET LIEN ON BUSINESS PERSONAL PROPERTY.


COVERAGE INFORMATION
--------------------------------------------------------------------------------

Coverages/Perils/Forms                   Amount of Ins.      Deductible
Blanket Business Personal Property       $ 1,550,000         $250
Causes of Loss - Special Form
Replacement Cost/Agreed Value

REMARKS (INCLUDING SPECIAL CONDITIONS)

    IMPERIAL BANK IS INCLUDED AS LOSS PAYEE PER ENDORSEMENT 438BFU ATTACHED.



CANCELLATION

The Policy is subject to the premiums, forms, and rules in effect for policy period. Should the Policy be terminated, the Company will give the additional interest identified below 45 days written notice, and will send notification of any changes to the policy that would affect that interest, in accordance with the Policy provisions or as required by law.

CONDITIONAL INTEREST

IMPERIAL BANK                                __Mortgagee         __Additional Insured
9920 SOUTH LACIENEGA BLVD., SUITE 628        X Loss Payee
INGLEWOOD, CA 90301                          Loan #N/A
ATTENTION: LENDING SERVICES
                                             -------------------------------------
                                             Authorized Representative

                                             /s/ KAREN M. GRIFFITH

                                             ACORD CORPORATION

                       LENDERS'S LOSS PAYABLE ENDORSEMENT

1.   Loss or damage, if any, under this policy shall be paid to

     IMPERIAL BANK, 9920 South Lacienega Blvd., Suite 628, Inglewood, CA 90301,
     Attention: Lending Services

its successors and assigns, hereinafter referred to as "the Lender," in whatever form or capacity its interests may appear and whether said interest be vested in said Lender in its individual or in its disclosed or undisclosed fiduciary or representative capacity, or otherwise, or vested in a nominee or trustee of said Lender.

2. The insurance under this policy, or any rider or endorsement attached thereto, as to the interest only of the Lender, its successors and assigns, shall not be invalidated nor suspended: (a) by any error, omission, or change respecting the ownership, description, possession or location of the subject of the insurance or the interest therein, or the title thereto; (b) by the commencement of foreclosure proceedings or the giving of notice of sale of any of the property covered by this policy by virtue of any mortgage or trust deed; (c) by any breach of warranty, act, omission, neglect, or non-compliance with any of the provisions of this policy, including any and all riders now or hereafter thereto, by the named insured, the borrower, mortgagor, trustor, vendee, owner, tenant, warehouseman, custodian, occupant, or by the agents of either or any of them or by the happening of any event permitted by them or either of them, or their agents, or which they failed to prevent, whether occurring before or after the attachment of this endorsement, or whether before or after a loss, which under the provisions of this policy of insurance or of any rider or endorsement attached thereto would invalidate or suspend the insurance as to the named insured, excluding herefrom, however, any act or omissions of the lender while exercising active control and management of the property.

3. In the event of failure of the insured to pay any premium or additional premium which shall be or become due under the terms of this policy or on account of any change in occupancy or increase in hazard not permitted by this policy, this Company agrees to give written notice to the Lender of such non-payment of premium after sixty (60) days from and within one hundred and twenty (120) days after due date of such premium and it is a condition of the continuance of the rights of the Lender hereunder that the Lender when so notified in writing by this Company of the failure of the insured to pay such premium shall pay or cause to be paid the premium due within ten (10) days following receipt of the Company's demand in writing therefor. If the Lender shall decline to pay said premium or additional premium, the rights of the Lender under this Lender's Loss Payable Endorsement shall not be terminated before ten (10) days after receipt of said written notice by the Lender.

4. Whenever this Company shall pay to the Lender any sum for loss or damage under this policy and shall claim that as to the insured no liability therefore exists, this Company, at its option, may pay to the Lender the whole principal sum and interest and other indebtedness due or to become due from the insured, whether secured or unsecured, (with refund of all interest not accrued), and this Company, to the extent of such payment, shall thereupon receive a full assignment and transfer, without recourse, of the debt and all rights and securities held as collateral thereto.

     If there be any other insurance upon the within described property, this Company shall be liable under this policy as to the Lender for the proportion of such loss or damage that the sum hereby insured bears to the entire insurance of similar character on said property under policies held by, payable to and expressly consented to by the Lender. Any Contribution Clause included in any Fallen Building Clause Waiver or any Extended Coverage Endorsement attached to this contract of insurance is hereby nullified, and also any Contribution Clause in any other endorsement or rider attached to this contract of insurance is hereby nullified except Contribution Clauses for the compliance with which the insured has received reduction in the rate charged or has received extension of the coverage to include hazards other than fire and compliance with such Contribution Clause is made a part of the consideration for insuring such other hazards. The Lender upon the payment to it of the full amount of its claim, will subrogate this Company (pro rata with all other insurers contributing to said payment) to all of the Lender's rights of contribution under said other insurance.

6. This Company reserves the right to cancel this policy at any time, as provided by its terms, but in such case this policy shall continue in force for the benefit of the Lender for ten (10) days after written notice of such cancellation is received by the Lender and shall then cease.

7. This policy shall remain in full force and effect as to the interest of the Lender for a period of ten (10) days after its expiration unless an acceptable policy in renewal thereof with loss thereunder payable to the Lender in accordance with the terms of this Lender's Loss Payable Endorsement, shall have been issued by some insurance company and accepted by the Lender.

8. Should legal title to and beneficial ownership of any of the property covered under this policy become vested in the Lender or its agents, insurance under this policy shall continue for the term thereof for the benefit of the Lender but, in such event, any privileges granted by this Lender's Loss Payable Endorsement which are not also granted the insured under the terms and conditions of this policy and/or under other riders or endorsements attached thereto shall not apply to the insurance hereunder as respects such property.

9. All notices herein provided to be given by the Company to the Lender in connection with this policy and this Lender's Loss Payable Endorsement shall be mailed to or delivered to the Lender at its office or branch at ____________ or, if not be specified, at its head office at ____________.


Attached to Policy No. 1MP 30137731800 of FIDELITY & GUARANTY INSURANCE COMPANY

Issued to BSQUARE CORPORATION

Agency at SEATTLE, WASHINGTON                           Date: February 11, 1998



                                                      /s/ [Signature Illegible]
                                                      --------------------------
                                                      PARKER, SMITH & PEEK, INC.

                                 IMPERIAL BANK
                                  Member FDIC

                         ITEMIZATION OF AMOUNT FINANCED
                           DISBURSEMENT INSTRUCTIONS

Borrower:  WAVTRACE, INC., fica                           Date: December 9, 1997
           American Wireless Corporation

     $                   paid to you directly by Cashiers Check No.

     $1,750,000.00       credited to deposit Account No. 36-001-038 (when
                         advances are requested from the Facility A Commitment).

     $                   paid on Loan(s) No.

     $                   amounts paid to Bank for:

     Amounts paid to others on your behalf:

     $                   to ____________ Title Insurance Company

     $                   to Public Officials

     $                   to

     $                   to

     $                   to

     $                   to

     $1,750,000.00       SUBTOTAL (LOAN AMOUNT)

LESS $                   Prepaid Finance Charge (Loan fee)

     $1,750,000.00       TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Imperial Bank to disburse the loan proceeds as stated above.

                                   WAVTRACE, INC.,
                                   a Washington corporation


                                   By: /s/ ROBERT A. LUNDY
                                       -----------------------------------------
                                           Robert A. Lundy
                                           President and Chief Executive Officer

                                 IMPERIAL BANK
                                  Member FDIC

                         ITEMIZATION OF AMOUNT FINANCED
                           DISBURSEMENT INSTRUCTIONS

NAME(S):  bsquare corporation                            Date: February 11, 1998

     $                   paid to you directly by Cashiers Check No.

     $                   credited to deposit account No. 0036001283 when
                         Advances are requested

     $                   paid on Loan(s) No.

     $                   amounts paid to Bank for

Amounts paid on your behalf:

     $                   to Accounts receivable audit

     $  500              to Imperial Bank documentation fee

     $2,232              to Gray Cary Ware & Freidenrich fees and expenses

     $2,732              TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Imperial Bank to disburse the loan proceeds or automatically debit from Borrower's Account No. 0036001283 as stated above.


     $____________       Disburse From Loan Proceeds

     $____________       Debit From Account


     (Check One. Payments will be disbursed from loan proceeds unless directed otherwise.)



     /s/ [Signature Illegible]
     ---------------------------------       ---------------------------------
                 Signature                               Signature

                 [GRAY CARY WARE - FREIDENRICH LLP LETTERHEAD]



                               February 12, 1998


                                                                  1090371-903300

Imperial Bank
Attn: Jim Ellison
777 - 109th Ave. NE, Suite 1670
Bellevue, WA 98004-5118


                                   STATEMENT

Re:  bsquare corporation

Professional Services Rendered from October 24, 1997 through February 11, 1998:

          Fees                                         $1,900

          Costs

               UCC Searches                  $142
               Other                          190
                                             ----
                                                          332

               Total                                   $2,232

PLEASE SEND PAYMENT ATTN: JOHN B. HALE

--------------------------------------------------------------------------------
IMPERIAL BANK
California's Business Banks            AUTOMATIC DEBIT AUTHORIZATION
        Member FDIC
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
To: Imperial Bank

Re: Loan #________________

You are hereby authorized and instructed to charge account No. 0036001283 in the name of bsquare corporation for principal and interest payments due on above referenced loan as set forth below and credit the loan referenced above.

     [X] Debit each interest payment as it becomes due according to the terms of the note and any renewals or amendments thereof.

     [ ] Debit each principal payment as it becomes due according to the terms of the note and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Borrower Signature                                Date
/s/ [Signature Illegible]                         2-24-98
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[IMPERIAL BANK LOGO]

                         AUTOMATIC DEBIT AUTHORIZATION

--------------------------------------------------------------------------------

To:  IMPERIAL BANK

Re:  LOAN #______________________

You are hereby authorized and instructed to charge account No. 0036001283 in the name of BSQUARE CORPORATION for principal and interest payments due on above referenced loan as set forth below and credit the loan referenced above.

     [X] Debit each interest payment as it becomes due according to the terms of the note and any renewals or amendments thereof.

     [X] Debit each principal payment as it becomes due according to the terms of the note and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Borrower Signature                                           Date

/s/ [Signature Illegible]                                    2/24/98
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

This UCC-1 FINANCING STATEMENT is presented for filing pursuant to the WASHINGTON UNIFORM COMMERCIAL CODE, chapter 62A.9 RCW, to perfect a security interest in the below named collateral.

                                PLEASE TYPE FORM             FILING FEE: $12.00.

------------------------------------------------------------------------------------------------------------------------------------
1.  DEBTOR(S) (see instruction #2)                      |  2. FOR OFFICE USE ONLY  -- DO NOT WRITE IN THIS BOS
                                                        |
[ ] PERSONAL (Last, first, middle name and address)     |
                                                        |
[x] BUSINESS (legal business name and address)          |
                                                        |
BSQUARE CORPORATION                                     |
3633 136TH PLACE SE SUITE 100                           |
BELLEVUE WA 98006                                       |
                                                        |
                                                        |
                                                        |
TRADE NAME, DBA, AKA:                                   |
                                                        |
------------------------------------------------------------------------------------------------------------------------------------
 2. SECURED PARTY(IES) (name and address)                              |  4. ASSIGNEE(S) of SECURED PARTY(IES) if applicable
                                                                       |     (name and address)
                                                                       |
        IMPERIAL BANK                                                  |
        226 AIRPORT PARKWAY                                            |
        SAN JOSE CA 95110                                              |
                                                                       |
------------------------------------------------------------------------------------------------------------------------------------

5. SECURED PARTY CONTACT PERSON:_________________________________________________  Phone: ______________________

------------------------------------------------------------------------------------------------------------------------------------

6. CHECK ONLY IF APPLICABLE: (For definitions of TRANSMITTING UTILITY AND PRODUCTS OF COLLATERAL, see instruction sheet)

   [ ] Debtor is a Transmitting Utility     [ ] Products of Collateral are also covered

------------------------------------------------------------------------------------------------------------------------------------

7. THIS FINANCING STATEMENT covers the following collateral: (Attach additional 8-1/2" x 11" sheet(s) if needed.)

        See Exhibit A attached hereto for Collateral Description.

------------------------------------------------------------------------------------------------------------------------------------
                                                                 |
8. RETURN ACKNOWLEDGMENT COPY TO: (name and address)             | 9. FILE WITH:
                                                                 |        UNIFORM COMMERCIAL CODE
        IMPERIAL BANK                                            |        DEPARTMENT OF LICENSING
        9920 SOUTH LA CIENEGA BLVD. SUITE 628                    |        P.O. BOX 9660
        INGLEWOOD CA 90301                                       |        OLYMPIA, WA 98507-9660
                                                                 |        (206) 753-2523
                                                                 |
                                                                 |     MAKE CHECKS PAYABLE TO THE
                                                                 |     DEPARTMENT OF LICENSING
                                                                 |
                                                                 |-------------------------------------------
                                                                 | 10. FOR OFFICE USE ONLY  IMAGES TO  |    |
                                                                 |                          BE FILMED  |    |
------------------------------------------------------------------------------------------------------------------------------------

11. If collateral is described below, this statement may be signed by the Secured Party instead of the Debtor. Please check the appropriate box, complete the adjacent lines and box 13, if collateral is:

------------------------------------------------------------------------------------------------------------------------------------
    a.  [ ]     already subject to a security interest in another
                jurisdiction when it was brought into this state
                or when the debtor's location was changed to this state.
                (complete adjacent lines 1 and 2)                                    1._____________________________________________
                                                                                                  ORIGINAL FILING NUMBER
    b.  [ ]     proceeds of the original collateral described above in
                which a security interest was perfected.                             2._____________________________________________
                (complete adjacent lines 1, 2 and 3)                                             FILING OFFICE WHERE FILED

    c.  [ ]     listed on a filing which has lapsed.                                 3._____________________________________________
                (complete adjacent lines 1 and 2)                                                 FORMER NAME OR DEBTOR(S)

    d.  [ ]     acquired after a change of name, identity, or corporate structure of the debtor(s). (complete adjacent lines 1, 2 and 3)

------------------------------------------------------------------------------------------------------------------------------------
                                                                       |
12. DEBTOR NAME(S) AND SIGNATURE(S):                                   |  13. SECURED PARTY NAME(S) AND SIGNATURE(S) ARE REQUIRED IF
                                                                       |      BOX 11 HAS BEEN COMPLETED.
                                                                       |
            BSQUARE CORPORATION                                        |    1.
    -------------------------------------------------------------      |      ------------------------------------------------------
    TYPE NAME(S) OF DEBTOR(S) AS IT APPEARS IN BOX 1.                  |      TYPE NAME(S) OF SECURED PARTY(IES) AS IT APPEARS
                                                                       |       IN BOX 3 OR 4.
    [Signature Illegible]                                              |
                                                                       |     2.
    -------------------------------------------------------------      |      ------------------------------------------------------
    SIGNATURE(S) OF DEBTOR(S)                                          |      SIGNATURE(S) OF SECURED PARTY(IES)
                                                                       |
                                                                       |     3.
    -------------------------------------------------------------      |      ------------------------------------------------------
    SIGNATURE OF DEBTOR(S)                                             |      SIGNATURE(S) OF SECURED PARTY(IES)
                                                                       |

           FORM APPROVED FOR USE IN THE STATE OF WASHINGTON (R/7/93)
                                WASHINGTON USS-1

                                   EXHIBIT A

DEBTOR. BSQUARE CORPORATION

SECURED PARTY: IMPERIAL BANK

        The Collateral shall consist of all right, title and interest of Debtor in and to the following:

        (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

        (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtor's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Debtor's Books relating to any of the foregoing;

        (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

        (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Debtor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and Debtor's Books relating to any of the foregoing.

Oct. 28, 1997                                                        Page 1
                              CAL TITLE-SEARCH INC.
                                UCC Search Report

The following represents a listing of the documentation you requested through a careful search of effective UCC filings recorded in the Office of the Secretary of State of Washington, purchased and maintained in computerized form and available thru our offices. Variations of the Name and Address of the search key may appear on this report as a result of the search findings and your individual request for that information. These documents may include but are not limited to Financing Statements and Tax Liens effective Oct. 13, 1997.

State of Washington UCC Debtor Name Search results performed on the following Search Key :
            Name = BSQUARE
Exp./Term. Liens = No

                        1. Requested Party not on file.








Because we cannot independently verify the accuracy of the public information maintained by the responsible government agency, we make no guaranties, representations, or warranties as to the accuracy or completeness of this report. Therefore, we accept no liability for errors or omissions



                              CAL TITLE-SEARCH INC.
                                 (916) 448-1397

Oct. 28, 1997                                                        Page 1
                              CAL TITLE-SEARCH INC.
                                UCC Search Report

The following represents a listing of the documentation you requested through a careful search of effective UCC filings recorded in the Office of the Secretary of State of Washington, purchased and maintained in computerized form and available thru our offices. Variations of the Name and Address of the search key may appear on this report as a result of the search findings and your individual request for that information. These documents may include but are not limited to Financing Statements and Tax Liens effective Oct. 13, 1997.

State of Washington UCC Debtor Name Search results performed on the following Search Key :
            Name = BSQUARE CONSULTING
Exp./Term. Liens = No

                        1. Requested Party not on file.








Because we cannot independently verify the accuracy of the public information maintained by the responsible government agency, we make no guaranties, representations, or warranties as to the accuracy or completeness of this report, Therefore, we accept no liability for errors or omissions.



                              CAL TITLE-SEARCH INC.
                                 (916) 448-1397

                             ARTICLES OF CORRECTION
                                       OF
                               BSQUARE CORPORATION


        Pursuant to RCW 23B.01.240, BSQUARE CORPORATION (the "Company"), hereby makes the following corrections to its Certificate of Amendment to its Articles of Incorporation as filed with the Office of the Secretary of State of the State of Washington on January 29, 1998:

        FIRST: The Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of BSQUARE CORPORATION (the "Certificate of Designation"), as filed with the Office of the Secretary of the State of Washington on January 29, 1998, contained incorrect information and the Company is hereby submitting for correction the corrected section as set forth below.

        SECOND: The Certificate of Designation incorrectly referenced a Redemption Agreement, dated as of January 30, 1998:

        Section 6. Restrictions and Limitations.

                (iv) directly or indirectly redeem, purchase, or otherwise acquire for consideration any shares of its Common Stock or any other class of its capital stock except (A) for the redemption of Convertible Preferred Shares pursuant to and as provided in Sections 2, 4 and 5 hereof, (B) as contemplated by Sections 1.2, 4.6, and 5.2 of that certain Stock Purchase and Shareholders Agreement, dated as of January 30, 1998 or (C) as contemplated by the Corporation's standard form of agreement, as approved by the Board of Directors, to be executed by employees, officers, and consultants of the Corporation upon the grant to such employees, officers, and consultants of options under the Plan,


        IN WITNESS WHEREOF, the Company has caused these Articles of Correction to be signed by Albert T. Dosser, its Senior Vice President, as of this 3rd day of February, 1998.


                                            BSQUARE CORPORATION,
                                            a Washington corporation


                                            /s/ ALBERT T. DOSSER
                                            ------------------------------------
                                            Albert T. Dosser
                                            Vice President

                              ARTICLES OF AMENDMENT
                                       OF
                            BSQUARE CONSULTING, INC.


        Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

        FIRST: The name of the corporation is bsquare consulting, inc. (the "Corporation").

        SECOND: The Articles of Incorporation are hereby amended as follows:

                                    ARTICLE I

                                      NAME

        The name of the corporation is bsquare corporation.

        THIRD: The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

        FOURTH: The foregoing amendment was adopted by the Board of Directors of the Corporation on June 25, 1997 without shareholder action. Pursuant to RCW 23B.10.020, shareholder action with regard to the amendment of the Articles of Incorporation of the Corporation is not required.

        Dated: June 27, 1997.


                                            bsquare consulting, inc.



                                            /s/ WILLIAM T. BAXTER
                                            ------------------------------------
                                            William T. Baxter, President

                            ARTICLES OF INCORPORATION
                                       OF
                            BSQUARE CONSULTING, INC.

      The undersigned individuals, Albert T. Dosser, Peter R. Gregory and William T. Baxter, for the purpose of forming a corporation under the laws OF the State of Washington, and in pursuance thereof, hereby execute the following Articles of Incorporation in duplicate form and state as follows:

                                     I. NAME

                     The name of this corporation shall be:

                            BSQUARE CONSULTING, INC.

                              II. AUTHORIZED SHARES

        The number of shares this corporation shall be authorized to issue will be 100,000 shares of a single class.

                              III. REGISTERED AGENT

        The street address of this corporation's initial registered office is 777 108th Avenue N.E., Suite 1900, Bellevue, Washington 98004, and the name of its initial registered agent located at the above address is Patricia A. Murray, Esq.

                               IV. INCORPORATORS

        The names and addresses of the incorporators are set forth below:

                                Albert T. Dosser
                       16340 N.E. 83rd Street, Apt. E-125
                            Redmond, Washington 98052

                                Peter R. Gregory
                             13423 N.E. 115th Court
                            Redmond, Washington 98052

                                William T. Baxter
                              3233 168th Place S.E.
                           Bellevue, Washington 98008

                                   V. PURPOSE

        This corporation has the purpose of engaging in any lawful business activity under the Washington Business Corporation Act but is being formed more specifically for the purpose of providing computer software consulting services.

                                   VI. POWERS

        This corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, including, without limitation power:

                (1) to sue and be sued, complain and defend in its corporate name;

                (2) to have a corporate seal, which may be altered at will, and to use it, or a facsimile of it, by impressing or affixing it or in any other manner reproducing it;

                (3) to make and amend bylaws, not inconsistent with these Articles of Incorporation or with the laws of this state, for managing the business and regulating the affairs of the corporation;

                (4) to purchase, receive, lease, or otherwise acquire, and own, hold, improve, use, and otherwise deal with, real or personal property, or any legal or equitable interest in property, wherever located;

                (5) to sell, convey, mortgage, pledge, lease, exchange, and otherwise dispose of all or any part of its property;

                (6) to purchase, receive, subscribe for, or otherwise acquire, own, hold, vote, use, sell, mortgage, lend, pledge, or otherwise dispose of, and deal in and with shares or other interests in, or obligations of, any person;

                (7) to make contracts, incur liabilities, borrow money, issue notes, bonds, and other obligations (which may be convertible into or include the option to purchase other securities of the corporation), and secure any of its obligations by mortgage or pledge of any of its property, franchises, or income;

                (8) to make guarantees respecting the contracts, securities, or obligations of any person (including, but not limited to, any shareholder, affiliated or unaffiliated individual, domestic or foreign corporation, partnership, association, joint venture or trust) to the extent permitted by the Washington Business Corporation Act as amended from time to time;

                (9) to lend money, invest and reinvest its funds, and receive and hold real and personal property as security for repayment;

                (10) to be a promoter, partner, member, associate, or manager of any partnership, joint venture, trust, or other entity;

                (11) to conduct its business, locate offices, and exercise the powers granted by this title within or without this state;

                (12) to elect, appoint, or hire officers, employees, and other agents of the corporation, define their duties, fix their compensation, and lend them money and credit;

                (13) to fix the compensation of directors, and lend them money and credit;

                (14) to pay pensions and establish pension plans, pension trusts, profit sharing plans, share bonus plans, share option plans, and benefit or incentive plans for any or all of its current or former directors, officers, employees, and agents;

                (15) to make donations for the public welfare or for charitable, scientific, or educational purposes;

                (16) to transact any lawful business that will aid governmental policy; and

                (17) to make payments or donations, or do any other act, not inconsistent with law, that furthers the business and affairs of the corporation.

                                  VII. DURATION

        This corporation shall have perpetual existence.

                                 VIII. DIRECTORS

        The number of directors of this corporation shall be determined in the manner provided in the Bylaws of the corporation, and may be increased or decreased from time to time as specified in the Bylaws. There shall always be at least one (1) director. The initial Board of Directors shall consist of three
(3) directors and the names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified, unless they sooner resign or are removed, are:

                                Albert T. Dosser
                       16340 N.E. 83rd Street, Apt. E-125
                           Redmond, Washington 98052

                                Peter R. Gregory
                             13423 N.E. 115th Court
                            Redmond, Washington 98052

                                William T. Baxter
                              3233 168th Place S.E.
                           Bellevue, Washington 98008


                                   IX. BYLAWS

        The Board of Directors shall adopt initial Bylaws of this corporation that are not inconsistent with the Washington Business Corporation Act or these Articles of Incorporation. The Board of Directors shall also have the power to alter, amend or repeal the Bylaws or to adopt new Bylaws subject to repeal or change by action of the shareholders.

        IN WITNESS WHEREOF, the incorporator hereunto executed this document as of this 13th day of July, 1994.


                                            /s/ ALBERT T. DOSSER
                                            ------------------------------------
                                            Albert T. Dosser, Incorporator

                                            /s/ PETER R. GREGORY
                                            ------------------------------------
                                            Peter R. Gregory, Incorporator

                                            /s/ WILLIAM T. BAXTER
                                            ------------------------------------
                                            William T. Baxter, Incorporator

                              ARTICLES OF AMENDMENT
                           OF BSQUARE CONSULTING, INC.

        Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

        FIRST: The name of the corporation is bsquare consulting, inc. (the "Corporation").

        SECOND: The Articles of Incorporation are hereby amended by deleting
Article II in its entirety and replacing it with a new Article II to read as follows:

                              II. Authorized Shares

        2.1 Authorized Capital. The aggregate number of shares which the Corporation shall have the authority to issue is 60,000,000 shares of stock, consisting of up to fifty million (50,000,000) shares of Common Stock and up to ten million (10,000,000) shares of Preferred Stock.

        2.2 Issuance of Preferred Stock in Series. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Restated Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designations, powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or other restrictions of the shares of any series that is wholly unissued or to be established and the number of shares constituting any such series. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

                (a) Dividends. The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

                (b) Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock, plus dividends accrued thereon to the date of such payment. In designating a particular series of Preferred Stock, the Board of Directors may also provide that such series is senior, on a par with or subordinate in order of priority to any other existing or later issued series of Preferred Stock in respect of distribution of amounts upon the liquidation, dissolution or winding up of the affairs of the corporation. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution or winding up of the affairs of the corporation, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

                (c) Conversion. Shares of Preferred Stock may be convertible to shares of Common Stock at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

                (d) Redemption. The Preferred Stock may be redeemable in such amounts, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the corporation only to the extent legally permissible.

                (e) Voting Rights. Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.


        THIRD: The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

        FOURTH: The foregoing amendment was adopted by the Board of Directors of the Corporation on April 17, 1997, and was duly approved by the shareholders of the Corporation on April 17, 1997 in accordance with RCW 23B.10.030 and RCW 23B.10.040, respectively.

        Dated: April 17 1997.

                                            bsquare consulting, inc.



                                            By: /s/ WILLIAM T. BAXTER
                                               ---------------------------------

                                               Its: President & CEO
                                                   -----------------------------

                              ARTICLES OF AMENDMENT
                                       OF
                            bsquare consulting, inc.



        Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

        FIRST: The name of the corporation is bsquare consulting, inc. (the "Corporation").

        SECOND: The Articles of Incorporation are hereby amended as follows:

                                    ARTICLE I

                                      NAME

        The name of the corporation is bsquare corporation.

        THIRD: The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

        FOURTH: The foregoing amendment was adopted by the Board of Directors of the Corporation on June 25, 1997 without shareholder action. Pursuant to RCW 23B.10.020, shareholder action with regard to the amendment of the Articles of Incorporation of the Corporation is not required.

        Dated: June 27, 1997.


                                            bsquare consulting, inc.

                                            /s/ WILLIAM T. BAXTER
                                            ------------------------------------
                                            William T. Baxter, President

                               STATE of WASHINGTON

                                     [LOGO]

                               SECRETARY of STATE

I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

                            CERTIFICATE OF AMENDMENT

                                       to

                            BSQUARE CONSULTING, INC.

a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.






UBI Number: 601 559 419                     Date: April 30,1997



               [SEAL]



                                            Given under my hand and the Seal of
                                            the State of Washington at Olympia,
                                            the State Capital



                                             /s/ RALPH MUNRO
                                            ------------------------------------
                                            Ralph Munro, Secretary of State

                              ARTICLES OF AMENDMENT
                                       OF
                            BSQUARE CONSULTING, INC.


        Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

        FIRST: The name of the corporation is bsquare consulting, inc. (the "Corporation").

        SECOND: The Articles of Incorporation are hereby amended by deleting
Article II in its entirety and replacing it with a new Article II to read as follows:

                              II. Authorized Shares

        2.1 Authorized Capital. The aggregate number of shares which the Corporation shall have the authority to issue is 60,000,000 shares of stock, consisting of up to fifty million (50,000,000) shares of Common Stock and up to ten million (10,000,000) shares of Preferred Stock.

        2.2 Issuance of Preferred Stock in Series. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Restated Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designations, powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or other restrictions of the shares of any series that is wholly unissued or to be established and the number of shares constituting any such series. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

                (a) Dividends. The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

                (b) Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock, plus dividends accrued thereon to the date of such payment. In designating a particular series of Preferred Stock, the Board of Directors may also provide that such series is senior, on a par with or subordinate in order of priority to any other existing or later issued series of Preferred Stock in respect of distribution of amounts upon the liquidation, dissolution or winding up of the affairs of the corporation. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution or winding up of the affairs of the corporation, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

                (c) Conversion. Shares of Preferred Stock may be convertible to shares of Common Stock at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

                (d) Redemption. The Preferred Stock may be redeemable in such amounts, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the corporation only to the extent legally permissible.

                (e) Voting Rights. Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.


        THIRD: The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

        FOURTH: The foregoing amendment was adopted by the Board of Directors of the Corporation on April 17, 1997, and was duly approved by the shareholders of the Corporation April 17, 1997 in accordance with RCW 23B.10.030 and RCW 23B.10.040, respectively.

         Dated: April 17, 1997.


                                            bsquare consulting, inc.


                                            By: /s/ WILLIAM T. BAXTER
                                               ---------------------------------

                                               Its: President & CEO
                                                   -----------------------------

                                     [LOGO]

--------------------------------------------------------------------------------

                     STATE of WASHINGTON SECRETARY of STATE

--------------------------------------------------------------------------------

I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

                          CERTIFICATE OF INCORPORATION

                                      to

                            BSQUARE CONSULTING, INC.


a Washington Profit corporation. Articles of Incorporation were filed for record in this office on the date indicated below:


U.B.I. Number:    601 559 419               Date: JULY 15, 1994








[SEAL] Given under my hand and the seal of the State of Washington, at Olympia, the State Capitol


                                            /s/ RALPH MUNRO
                                            ------------------------------------
                                            Ralph Munro, Secretary of State

                             ARTICLES OF CORPORATION

                                       OF

                            BSQUARE CONSULTING, INC.

        The undersigned individuals, Albert T. Dosser, Peter R. Gregory and William T. Baxter, for the purpose of forming a corporation under the laws of the State of Washington, and in pursuance thereof, hereby execute the following Articles of Incorporation in duplicate form and state as follows:

                                     I. NAME

        The name of this corporation shall be:

                            BSQUARE CONSULTING, INC.

                              II. AUTHORIZED SHARES

        The number of shares this corporation shall be authorized to issue will be 100,000 shares of a single class.

                              III. REGISTERED AGENT

        The street address of this corporation's initial registered office is 777 108th Avenue N.E., Suite 1900, Bellevue, Washington 98004, and the name of its initial registered agent located at the above address is Patricia A. Murray, Esq.

                                IV. INCORPORATORS

        The names and addresses of the incorporators are set forth below:

                                Albert T. Dosser
                       16340 N.E. 83rd Street, Apt. E-125
                            Redmond, Washington 98052

                                Peter R. Gregory
                             13423 N.E. 115th Court
                            Redmond, Washington 98052

                                William T. Baxter
                              3233 168th Place S.E.
                           Bellevue, Washington 98008

                                   V. PURPOSE

        This corporation has the purpose of engaging in any lawful business activity under the Washington Business Corporation Act but is being formed more specifically for the purpose of providing computer software consulting services.

                                   VI. POWERS

        This corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, including, without limitation power:

                (1) to sue and be sued, complain and defend in its corporate name;

                (2) to have a corporate seal, which may be altered at will, and to use it, or a facsimile of it, by impressing or affixing it or in any other manner reproducing it;

                (3) to make and amend bylaws, not inconsistent with these Articles of Incorporation or with the laws of this state, for managing the business and regulating the affairs of the corporation;

                (4) to purchase, receive, lease, or otherwise acquire, and own, hold, improve, use, and otherwise deal with, real or personal property, or any legal or equitable interest in property, wherever located;

                (5) to sell, convey, mortgage, pledge, lease, exchange, and otherwise dispose of all or any part of its property;

                (6) to purchase, receive, subscribe for, or otherwise acquire, own, hold, vote, use, sell, mortgage, lend, pledge, or otherwise dispose of, and deal in and with shares or other interests in, or obligations of, any person;

                (7) to make contracts, incur liabilities, borrow money, issue notes, bonds, and other obligations (which may be convertible into or include the option to purchase other securities of the corporation), and secure any of its obligations by mortgage or pledge of any of its property, franchises, or income;

                (8) to make guarantees respecting the contracts, securities, or obligations of any person (including, but not limited to, any shareholder, affiliated or unaffiliated individual, domestic or foreign corporation, partnership, association, joint venture or trust) to the extent permitted by the Washington Business Corporation Act as amended from time to time;

                (9) to lend money, invest and reinvest its funds, and receive and hold real and personal property as security for repayment;

                (10) to be a promoter, partner, member, associate, or manager of any partnership, joint venture, trust, or other entity;

                (11) to conduct its business, locate offices, and exercise the powers granted by this title within or without this state;

                (12) to elect, appoint, or hire officers, employees, and other agents of the corporation, define their duties, fix their compensation, and lend them money and credit;

                (13) to fix the compensation of directors, and lend them money and credit;

                (14) to pay pensions and establish pension plans, pension trusts, profit sharing plans, share bonus plans, share option plans, and benefit or incentive plans for any or all of its current or former directors, officers, employees, and agents;

                (15) to make donations for the public welfare or for charitable, scientific, or educational purposes;

                (16) to transact any lawful business that will aid governmental policy; and

                (17) to make payments or donations, or do any other act, not inconsistent with law, that furthers the business and affairs of the corporation.

                                  VII. DURATION

        This corporation shall have perpetual existence.

                                 VII. DIRECTORS

        The number of directors of this corporation shall be determined in the manner provided in the Bylaws of the corporation, and may be increased or decreased from time to time as specified in the Bylaws. There shall always be at least one (1) director. The initial Board of Directors shall consist of three
(3) directors and the names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified, unless they sooner resign or are removed, are:

                                Albert T. Dosser
                       16340 N.E. 83rd Street, Apt. E-125
                            Redmond, Washington 98052

                                Peter R. Gregory
                             13423 N.E. 115th Court
                            Redmond, Washington 98052

                                William T. Baxter
                              3233 168th Place S.E.
                           Bellevue, Washington 98008


                                   IX. BYLAWS

        The Board of Directors shall adopt initial Bylaws of this corporation that are not inconsistent with the Washington Business Corporation Act or these Articles of Incorporation. The Board of Directors shall also have the power to alter, amend or repeal the Bylaws or to adopt new Bylaws subject to repeal or change by action of the shareholders.

      IN WITNESS WHEREOF, the incorporator hereunto executed this document as of this 13th day of July, 1994.

                                            /s/ ALBERT T. DOSSER
                                            ------------------------------------
                                            Albert T. Dosser, Incorporator

                                            /s/ PETER R. GREGORY
                                            ------------------------------------
                                            Peter R. Gregory, Incorporator

                                            /s/ WILLIAM T. BAXTER
                                            ------------------------------------
                                            William T. Baxter, Incorporator

                           [IMPERIAL BANK LETTERHEAD]



October 17, 1997


Leila Kirske
Director of Finance
bSquare, Inc.
3633 136th Place SE, Suite 100
Bellevue, WA 99006

Dear Leila:

This letter sets forth a commitment from Imperial Bank ("Bank") to provide to bSquare, Inc. ("Borrower") the credit described below. The credit facility will be subject to the terms and conditions of the Bank's definitive loan documents which will include (but not be limited to) the following in detail:

1.  CREDIT FACILITY

    A.      Line:       A $2,000,000 Revolving Line of Credit ("Line") to
                        support working capital with a $500,000 sublimit for issuance of trade-related commercial and standby letters of credit and a $75,000 sublimit to support foreign exchange contracts. L/Cs and FX contracts to be negotiated at Bank's standard pricing.

    B.      Term:       A $500,000 Term Loan ("Term Loan") to finance the
                        purchase of equipment, software, furniture and acquisitions.

2.  MATURITY

    A.      Line:       364 days from completion of definitive Bank loan
                        documents.

    B.      Term Loan:  48 months from completion of definitive Bank loan documents.

3.  TERMS

    A.      Line:       Interest payable monthly, principal plus interest due at
                        maturity.

    B.      Term Loan:  Available for draws for a period of twelve (12) months following completion of definitive Bank loan documents. Interest is payable monthly during draw period followed by thirty-six (36) equal Monthly payments of principal plus interest.

bSquare, inc.
10/17/97
page 2

4.   COLLATERAL

     Bank to have a blanket first priority security interest in all assets perfected by UCC-1 and Security Agreement filings.

5.   BORROWING FORMULA

     A.   Line:          Advances will be limited to the lesser of: (i) 80% of
                         Eligible Accounts, or (ii) the amount available under the Line. As used herein, "Eligible Accounts" will include those domestic and pre-approved foreign accounts receivable of Borrower which are outstanding less than 90 days from invoice date subject to certain exclusions for contra, US government and inter-company accounts. Approved foreign accounts receivable include foreign companies with sales greater than $500 million per year. Additional foreign accounts receivable will be eligible to the extent they are approved in writing by Bank. Any account which alone exceeds 25% of total accounts will have the amount in excess of 25% excluded unless approved in writing by Bank. Any account 25% or more of which is outstanding over 90 days from invoice date will be excluded in its entirety.

     B.   Term Loan:     Advances will be at 80% against invoice price (less
                         tax and freight) of equipment purchased. Advances against software will be limited to 25% of total outstandings under the Term Loan at any one time.
                         Advances to support acquisitions must be approved by Bank in writing.

6.   PRICING

     A.   Interest Rate:

          1)   Line:          Bank's Prime Rate per annum.

          2)   Term Loan:     Bank's Prime Rate + 0.25 per annum.

     B.   Facility Fee:

          1)   Line:          0.50% per annum, of $10,000.

          2)   Term Loan:     0.25%, or 2,500.

7.   COVENANTS

     A.   Borrower to maintain on a quarterly basis unless otherwise noted:

          1)   Minimum Quick Ratio(1) of 1.00 to 1.00.

          2)   Minimum Tangible Net Worth(2) of $2,500,000.

          3)   Minimum Debt Service(3) of 1.50 to 1.00.

          Definitions:
          (1) "Quick Ratio" is defined as cash plus accounts receivable divided by current liabilities.

bSquare, inc.
10/17/97
page 3

          (2) "Tangible Net Worth" is defined as the financial statement net worth of the Borrower prepared according to generally accepted accounting principles less intangible assets, plus indebtedness fully subordinated to the debt due to the Bank.
          (3) "Debt Service" is defined as earnings after tax plus interest and non-cash expenses annualized for the preceding quarter, divided by current portion of long term debt and capitalized, plus interest.

     B.   Borrower to provide Bank:

          1) Unqualified audited financial statements within 90 days after each fiscal year end beginning with the year ended December 31, 1997.

          2) Company prepared quarterly financial statements and Compliance Certificate within 25 days after the end of each quarter.

          3) Monthly agings of accounts receivable and accounts payable with Borrowing Base Certificate within 15 days after the end of each month.

     C.   Other Covenants:

          1) Borrower's primary banking and investment accounts to be maintained at Bank.

          2)   Without Bank's prior approval, Borrower shall not:

               a. Enter into any mergers or acquisitions or major debt agreements, except for equipment leases.

               b. Repurchase stock or pay cash dividends except as required to cover personal tax liabilities of shareholder's.

               c.   Hypothecate existing assets.

               d.   Loan money or guarantee loans of others.

          3) Borrower shall notify Bank in writing of any legal action commenced against it which may result in damages over $50,000. Borrower shall provide Bank with such notice immediately upon Borrower's receipt of notice of such legal action.

          4) Borrower shall provide Bank proof of insurance on all tangible corporate assets and a Lender's Loss Payable Clause with Bank as loss payee.

8.   OTHER CONDITIONS

     A. Prior to Line disbursement, Bank shall conduct an initial collateral audit by Bank's designated agent at Borrower's expense, with results satisfactory to Bank. Thereafter, Bank shall conduct annual collateral audits by Bank's designated agent at Borrower's expense, with results satisfactory to Bank.

     B. All reasonable expenses of Bank for legal fees, documentation fees, UCC searches and filing fees, and all other costs involved with documenting and enforcing the loans, including the expenses of Bank's outside counsel, shall be borne by the Borrower, whether or not the Credit Facilities close.

This letter is provided solely for your information and is delivered to you with the understanding that neither it nor its substance shall be disclosed to any third person, except those who are in confidential relationship with you, or where the same is required by law.

BSquare, inc.
10/17/97
page 4


If the terms set forth above are acceptable to you, please so indicate by signing and returning the original of this letter to us, along with the $10,000 in loan fees referred to above. Unless a signed copy of this letter indicating your acceptance has been returned by no later than October 24, 1997, the terms herein will expire and be of no further affect. Upon return of this letter and the payment, the Bank will prepare drafts of definitive loan documents for your review. If you and the Bank do not enter into definitive loan documents, the Bank will refund to you the amount of the loan fee payment less the amount of the Bank's expenses for the foregoing.

This letter is intended to set forth the terms of the credit facility currently under discussion between us. It is intended that all legal rights and obligations of the Bank and you would be set forth in the signed definitive loan documents.

On behalf of the Senior Management of the Bank, we are delighted to propose making this credit facility available to Borrower and look forward to a long and mutually rewarding relationship. Please don't hesitate to call if you have any questions or problems.

Sincerely,

/s/ JAMES E. ELLISON
James E. Ellison                            Edgerton Scott II
Senior Vice President/Manager               President
Emerging Growth Industries Division         Emerging Growth Industries Division


Accepted and agreed to:


BSQUARE, INC.

By: /s/ ALBERT DOSSER
   -----------------------------
Title: Sr. Vice President
      --------------------------
Date: 10-22-97
     ---------------------------
bSquare, Inc.
10/17/97
page 5

With return of this letter, please provide us with a copy of your filed Articles of Incorporation and the following information:

     Tax I.D. #:    91-1650880
                    ----------

     Names and Title of Authorized Corporate Signers:


     William Baxter                          Peter Gregory
     -------------------------------         -------------------------------
     Name                                    Name

     President                               Sr. Vice President
     -------------------------------         -------------------------------
     Title                                   Title

     Al Dosser                               Leila Kirske
     -------------------------------         -------------------------------
     Name                                    Name

     Sr. Vice President                      Director of Finance
     -------------------------------         -------------------------------
     Title                                   Title


     Number needed to sign:                 1
                                         -------


     Who will execute docs:              Al Dosser
                                         -------------------------------

                                         Sr. VP & Treasurer
                                         -------------------------------

     Name of Corporate Secretary:        Peter Gregory
                                         -------------------------------

     Is Secretary an Authorized signer?  Yes X      No
                                            ---        ---

     Automatically Debit Account #36001283 for interest payments each month.

     Disburse loan advances to Account #36001283 when advances are requested.

                         CORPORATE RESOLUTIONS TO BORROW

--------------------------------------------------------------------------------

Borrower:       bsquare corporation

--------------------------------------------------------------------------------

        1, the undersigned Secretary or Assistant Secretary of bsquare corporation (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Washington.

        I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

        I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

        BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

         NAMES                     POSITIONS              ACTUAL SIGNATURES

    WILLIAM T. BAXTER           PRESIDENT, CEO          /s/ WILLIAM T. BAXTER
  ----------------------     ----------------------     ----------------------

  ----------------------     ----------------------     ----------------------

  ----------------------     ----------------------     ----------------------

  ----------------------     ----------------------     ----------------------

  ----------------------     ----------------------     ----------------------

acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

        BORROW MONEY. To borrow from time to time from Imperial Bank ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitations including such sums as are specified in that certain Loan and Security Agreement dated as of February 11, 1998 (the "Loan Agreement")-

        EXECUTE NOTES. To execute and deliver to Bank the promissory note or notes of the Corporation, on Bank's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to ]Bank, and also to execute and deliver to Bank one or More renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

        GRANT SECURITY. To grant a security interest to Bank in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.


        NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which die Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

        LETTERS OF CREDIT, FOREIGN EXCHANGE. To execute letters of credit applications, foreign exchange agreements and other related documents pertaining to Bank's issuance of letters of credit and foreign exchange contracts.

        FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

        BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

        I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

        IN WITNESS WHEREOF, I have hereunto set my hand on 2/4, 1998 and attest that the signatures set opposite the names listed above are their genuine signatures.


                                            CERTIFIED TO AND ATTESTED BY:

                                            /s/ PETER GREGORY
                                            ------------------------------------
                                            Peter Gregory



--------------------------------------------------------------------------------

[IMPERIAL BANK LOGO]                    SPECIAL LOAN MINUTES REPORT


--------------------------------------------------------------------------------
Banking Office/Department Name/Number        Date               Total Commitment

Emerging Growth Industry - #3605             October 10, 1997      $2,500,000

--------------------------------------------------------------------------------
Prepared By                          Assigned Officer

Debbie Constantine-Skouras           Jim Ellison

--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
BORROWER(S) NAME & CUSTOMER NUMBER(S)   LINE NO.     CLASS     AMOUNT        MATURITY     OWING        RATE
---------------------------------------------------------------------------------------------------------------
bSquare, Inc.                            (01)        OT-N    $2,000,000      364 days     $ -0-      P + 0.0%
Consulting and Training Services                                                                     $10,000 fee

3633 136th Place SE, Suite 100           (02)        OT-N     $500,000        60 mos.     $ -0-      P + .25%
Bellevue, WA 98006                                                                                   $2,000 fee
(425)519-5900
                                           --------------------------------------------------------------------
Guarantor(s) Name and Customer Number(s)   Loan Administration Use Only

None.
---------------------------------------------------------------------------------------------------------------
(Direct and Indirect Liability, Including Real Estate, Installment Loans, Letters
of Credit & Charge                                                                  TOTAL $

           APPLICATION, PURPOSE, REPAYMENT, COLLATERAL, AMORTIZATION

(1) Requesting new $2,000,000 Revolving Line of Credit to support working capital with a $500,000 sublimit for issuance of trade-related commercial and standby letters of credit and a $75,000 sublimit to support foreign exchange contracts. L/Cs and FX contract to be negotiated at Bank's standard pricing. Line will mature 364 days from closing with interest payment monthly and principal plus interest due at maturity. Advances will be limited to the lesser of: (i) 80% of Eligible accounts, or (ii) the amount available under the Line. As used herein, "Eligible Accounts" will include those domestic and pre-approved foreign accounts receivable of Borrower which are outstanding less than 90 days from invoice date subject to certain exclusions for contra, US government and inter-company accounts. Approved foreign accounts receivable include foreign companies with sales greater than $500 million per year. Additional foreign accounts receivable will be eligible to the extent they are approved in writing by Bank. Any account which alone exceeds 25% of total accounts will have the amount in excess of 25% excluded unless approved in writing by Bank. Any account 25% or more of which is outstanding over 90 days from invoice date will be excluded in its entirety.

(02) Requesting new $500,000 Term Loan to finance the purchase of equipment, software, furniture and bank approved acquisitions. Available for draws for a period of twelve (12) months following completion of definitive Bank loan documents. Interest is payable monthly during draw period followed by thirty-six (36) equal monthly payments of principal plus interest. Advances will be at 80% against invoice price (less tax and freight) of equipment purchased. Advances against software will be limited to 25% of total outstanding under the Term Loan at any one time. Advances to support acquisitions must be approved by Bank in writing.

Bank to have a cross-collateralized and cross-defaulted blanket first priority security interest in all assets perfected by UCC-1 and IP Security Agreement filings.

[ ]   If checked, the maturity date will be extended to                using
      Unilateral or Bilateral Extension Letter.


-----------------------------------------------------------------------
Month Pl                   PAS Number                    Loan Grade

-----------------------------------------------------------------------

Direct Accounting Relationship     Borrowing History (Prior 12 Months)
-----------------------------------------------------------------------
Ledger Average                     High Credit

-----------------------------------------------------------------------
Avg Coll Bal                       Low Credit

-----------------------------------------------------------------------
Line Balance                       Days Out Debt

-----------------------------------------------------------------------
Net Account Profit                 Customer Since

-----------------------------------------------------------------------
CRA Purpose Code    Risk Rate      SIC Code          CRA Income

-----------------------------------------------------------------------


-----------------------------------------------------------------------
Recommended By                     Date

/s/ [Signature Illegible]          10/10/97
-----------------------------------------------------------------------
Recommended By     Date            Recommended By        Date

x
-----------------------------------------------------------------------
Approved By        Date            Concur             Date

x                         CLA      x                         CLA
-----------------------------------------------------------------------
Concur             Date            Concur             Date

x                         CLA      x                         EVP
-----------------------------------------------------------------------
Concur             Date            Concur             Date

x                       Director   x                         Director
-----------------------------------------------------------------------

IMPERIAL BANK                      CREDIT SUPPORT COMMENTS & CLARIFICATIONS
--------------------------------------------------------------------------------
BORROWER'S NAME:                                          Date: October 10, 1997

Comments Prepared By:         Jim Ellison, Emerging Growth Industry

Covenants:

                                                  PROPOSED            ACTUAL AS OF 8/31/97
                                                  --------            --------------------
1)   Minimum Quick Ratio[1]                       0.80 to 1.00                       3.17
2)   Minimum Tangible Net Worth[2]                  $2,000,000                 $3,176,578
3)   Maximum Total Liabilities[3] to
      Tangible Net Worth                          1.50 to 1.00                       0.26
4)   Profitability                                   Quarterly             $2,635,239 YTD
5)   Minimum Debt Service[4]                      1.50 to 1.00                        n/a


     Definitions:

     (1) "Quick Ratio" is defined as cash plus accounts receivable divided by current liabilities less deferred revenue.

     (2) "Tangible Net Worth" is defined as the financial statement net worth of the Borrower prepared according to generally accepted accounting principles less intangible assets, plus indebtedness fully subordinated to the debt due to the Bank.

     (3) "Total Liabilities" are defined as all the Borrower's liabilities except for deferred revenue and indebtedness fully subordinated to the debt due to the Bank.

     (4) "Debt Service" is defined as earnings after tax plus interest and non-cash expenses annualized for the preceding quarter, divided by current portion of long term debt and capitalized, plus interest.

     Reporting:

     1) Unqualified audit of financial statements within 90 days after each fiscal year end beginning with the year ended December 31, 1997.

     2) Company prepared quarterly financial statements and Compliance within 25 days after the end of each quarter.

     3) Monthly agings of accounts receivable and accounts payable with Borrowing Base Certificate within 15 days after the end of each month.

Other:

     1) Borrower's primary banking and investment accounts to be maintained at Bank.

     2)   Proof of insurance naming Bank as loss payee.

Conditions Precedent to Lending:

     1) Prior to Line disbursement, Bank shall conduct an initial collateral audit by Bank's designated agent at Borrower's expense, with results satisfactory to Bank. Thereafter, Bank shall conduct annual collateral audits by Bank's designed agent at Borrower's expense, with results satisfactory to Bank.

     2) All reasonable expenses of Bank for legal fees, documentation fee, UCC searches and filling fees, and all other costs involved with documenting and enforcing the loans, including the expenses of Bank's outside counsel, shall be borne by the Borrower, whether or not the Credit Facilities close.

================================================================================
QUESTIONNAIRE: Answer All of the following questions. Answers which appear in parentheses () require an explanation in the remarks section below.

                                CREDIT CHECKINGS

     YES  NO   DATE OF MOST RECENT CREDIT CHECKINGS _________ DATE OF MOST
               RECENT BANK CHECKINGS_________

     ( )  X    1.   Does borrower's previous business record show any
                    bankruptcies or arrangements with creditors; are there any suits pending or tax liens existing?
     X    ( )  2.   Is borrower's trade payment record uniformly prompt or
                    better?
     X    ( )  3.   Are bank loans confined to us?
     X    ( )  4.   Are accounts confined to us?

            ADVERSE CHECKINGS SHOULD BE EXPLAINED IN REMARKS SECTION

                                 EXPERIENCE

     NA   ( )  1.   Have prior loans been handled satisfactorily and
                    account relationships conducted properly?
     NA   ( )  2.   Are accounts profitable?
     NA   ( )  3.   Are Federal payroll and excise taxes paid through
                         Imperial Bank?

                                   OWNERSHIP

     ( )  X   1.   Has there been a material change in ownership?
     ( )  X   2.   Is borrower either a subsidiary or controlled by
                    another entity?
     ( )  X   3.   Has there been a major change in management personal?
     ( )  X   4.   Are there questions concerning the ability of management?
      X  ( )  5.   Is management experienced in this line of business?
================================================================================
REMARKS:

--------------------------------------------------------------------------------

[IMPERIAL BANK LOGO]

                                  LOAN SUMMARY

Borrower Name                                                                             Date Approved
bSquare, Inc.
---------------------------------------------------------------------------------------------------------------------
Banking Office/Department or Real Estate Center   Total Commitments                       Loan Numbers (This Request)
Emerging Growth Industries                        $2,500,000.
---------------------------------------------------------------------------------------------------------------------
Account Officer          Regional Vice President                 Loan Type(This Request)  Loan Amount (This Request)
Jim Ellison              Edgie Scott, SVP                                                 $2,500,000
---------------------------------------------------------------------------------------------------------------------

          COMMITMENT     OUTSTANDING    INTEREST       COLLATERAL                         Financial Information as of
LOAN#       AMOUNT          AMOUNT        RATE            TYPE        COLLATERAL VALUE    (8 Months)  (08/31/97)
---------------------------------------------------------------------------------------------------------------------
01        $2,000,000     $0             P+0.0          UCC-1          $                   Total Assets      $3,989
02        $500,000       $0             P+.25          UCC-1          $                   Net Worth         $3,177
03        $              $              P+             UCC-1          $                   Net Sales         $7,577
04        $              $                                            $                   Net Profit        $2,635
Other     $              $                                            $                   Cash Flow         $2,775
Purpose (This Request): (1) To support working capital. (2) To finance the purchase of
equipment, software, furniture and acquisitions.                                          CPLTD             $-0-

Source of Repayment (This Request): (1) Turn over of trading assets and liquidation of
corporate assets. (2) Cash flow from operations and liquidation of corporate assets.      Current Radio     3.32

Comments                                                                                  Quick Ratio       3.17
                                                                                          Debt/Tangible     0.26
                                                                                          Net Worth
                                                                                          A/P (Days)
                                                                                          A/R (Days)
                                                                                          Inventory (Days)

                    REAL ESTATE LOAN DETAIL FOR THIS REQUEST


Project Location                                          Loan Term             Pricing                  Yield
                                                                                                            @ %AO
Project Type                                              Equity (Cash)                                  Equity (Appraisal)
                                                          $                                              $

Gross Building Area     Net Rentable Area    Land Area    Proforma GSI                                   Vacancy
              Sq.ft.                Sq.ft.       Sq.ft.

Purpose of Loan                                           EGI                   Expenses                 NOI

Appraised Value          Date                             % Preleased           Cap Rate                 Value/Sq.Ft.
$

Collateral Position                                       Loan/Value            Loan/Sq.Ft.              Gross Rent/Sq.Ft./Month

Balance of Senior Liens  Participation Amount             Debt Coverage Ratio   Annual Expenses/Sq.Ft.   Loan Constant
$                        $                                                      $

Additional Collateral                                     Other Ratios

Comments

[IMPERIAL BANK LOGO]

                                                   SPECIAL LOAN MINUTES REPORT

========================================================================================================
Banking Office/Department Name/Number                  Date                     Total Commitment
  Emerging Growth Industry - #3805                       October 10, 1997         $2,500,000
--------------------------------------------------------------------------------------------------------
Prepared By                                            Assigned Officer
  Debbie Constantine-Skouras                             Jim Ellison
========================================================================================================
   BORROWER(S) NAME & CUSTOMER NUMBER(S)       LINE NO.  CLASS    AMOUNT    MATURITY  OWING  RATE
--------------------------------------------------------------------------------------------------------
                                                                                             P+0.0%
bSquare, Inc.                                    (01)     OT-N  $2,000,000  364 days   $-0-  $10,000 fee
Consulting and Training Services.

3633 138th Place SE, Suite 100                   (02)     OT-N   $500,000    60 mos.   $-0-  P+.25%
Bellevue, WA 98006                                                                           $2,000 fee
(425) 519-5900
                                               ---------------------------------------------------------
Guarantor(s) Name and Customer Number(s)       Loan Administration Use Only

  None.                                                             APPROVED
                                                        COMMERCIAL LOAN ADMINISTRATION
                                                        DATE:  OCT 20, 1997
                                                             -------------------------
                                               ---------------------------------------------------------
========================================================================================================
Direct and Indirect Liability, Including Real Estate, Installment Loans,
Letters of Credit & Charge Cards)                                               TOTAL $
========================================================================================================
                     APPLICATION [ILLEGIBLE], REPAYMENT, COLLATERAL, AMORTIZATION
--------------------------------------------------------------------------------------------------------

(1) Requesting new $2,000,000 Revolving Line of Credit to support working capital with a $500,000 submit for issuance of trade-related commercial and standby letters of credit and a $75,000 sublimit to support foreign exchange contracts. L/Cs and FX contract to be negotiated at Bank's standard pricing. Line will mature 364 days from closing with interest payable monthly and principal plus interest due at maturity. Advances will be limited to the lesser of: (i) 80% of Eligible accounts, or (ii) the amount available under the Line. As used herein, "Eligible Accounts" will include those domestic and pre-approved foreign accounts receivable of Borrower which are outstanding less than 90 days from invoice date subject to certain exclusions for contra, US government and inter-company accounts. Approved foreign accounts receivable include foreign companies with sales greater than $500 million per year. Additional foreign accounts receivable will be eligible to the extent they are approved in writing by Bank. Any account which alone exceeds 25% of total accounts will have the amount in excess of 25% excluded unless approved in writing by Bank. Any account 25% or more of which is outstanding over 90 days from invoice date will be excluded in its entirety.

(02) Requesting new $500,000 Term Loan to finance the purchase of equipment, software, furniture and bank approved acquisitions. Available for draws for a period of twelve (12) months following completion of definitive Bank loan documents. Interest is payable monthly during draw period followed by thirty-six (36) equal monthly payments of principal plus interest. Advances will be at 80% against invoice price (less tax and freight) of equipment purchased. Advances against software will be limited to 25% of total outstandings under the Term Loan at any one time. Advances to support acquisitions must be approved by Bank in writing.

Bank to have a cross-collateralized and cross-defaulted blanket first priority security interest in all assets perfected by UCC-1 and IP Security Agreement filings.

--------------------------------------------------------------------------------------------------------
[ ] If checked, the maturity date will be extended to     using Unilateral or Bilateral Extension Letter.
========================================================================================================
Month PI       PAS Number          Loan Grade     Recommended by                Date
                                                  X  [SIG]                        10/10/97
========================================================================================================
                                                  Recommended By   Date    Recommended By      Date
[ILLEGIBLE]         [ILLEGIBLE]
----------------------------------------------
[ILLEGIBLE]         High Credit                   X                        X
                                                  ------------------------------------------------------
----------------------------------------------    Approved By      Date    Concur              Date
Avg Coll Bal        Low Credit
                                                  X [SIG]    10/16/97 CLA  X
----------------------------------------------    ------------------------------------------------------
Time Balance        Days Out of Debt              Concur           Date    Concur              Date

----------------------------------------------    X [SIG]    10/20/97 CLA  X
Net Account Profit  Customer Since                ------------------------------------------------------

                                CREDIT MEMORANDUM
                                       FOR
                               bsquare CORPORATION

BACKGROUND

bsquare is a S corporation located in Bellevue, Washington which specializes in consulting services and software development for the Windows CE operating environment. The company was referred to Imperial by Arthur Anderson who is currently on a consulting engagement with the company to evaluate and improve their information systems, evaluate a conversion to a C corporation and ready the company for a 1997 audit with the intent of raising outside equity in 1998 to assist the company in expanding its software development business.

PRODUCTS/TECHNOLOGY

The company has bootstrapped its growth to date and accumulated retained earnings of $3.5 million largely through the consulting services it provides to the major semiconductor manufacturers who retain the company's services to write the Windows CE software compilers for their next generation processors. Customers include: AMD, ARM, IBM, Motorola, Phillips, Hitachi and NEC.

Given bsquare's Windows CE expertise and the accelerated acceptance of CE as an operating system platform for an ever increasing number of portable devices and software applications, the company has begun developing applications software for the handheld PC (HPC) market and systems development tools for use by hardware and software vendors adapting the CE operating system to the target platform of their choice.

Market:

The Windows CE platform has established a healthy set of entry-level hardware, foundation-level software and services from major players of the wireline and wireless services. One thousand CE developers are claimed to have registered with Microsoft and over 100 titles have already been announced. Microsoft is working hard to capture more developers by making public the tools for CE development and licensing with companies such as bsquare who can provide enhanced CE development tool kits for the development of embedded applications.

Growth in the CE market place in 1997 has been apparent. Casio alone expects to sell over 500,000 units by mid 1998, with the majority of the units being purchased here in the US. Together, Casio and Compaq have shipped more HPCs than all the hardware and software shipped in the entire life history of Apple's Newton, which has established CE as a viable OS. Notwithstanding, CE is still early in its evolution with no reference designs or off-the-shelf Windows CE motherboards yet available, and with no standard ICs to support the OS except for RISC CPUs, the expertise and infrastructure provided by systems integrators and tools developers such as bsquare will become necessary for hardware and software vendors bringing CE-based products to market.

Competition:

There are a number competitors in the market with embedded operating systems, the most notable of which is Geoworks with their GEOS offering. Among its competitors, CE boasts the best balance of a hard-core embedded real-time characteristics and general purpose functionality. Additionally, CE has the reputation, relationships, financial resources and marketing muscle of Microsoft behind it.

MANAGEMENT:

President & CEO: Bill Baxter

Senior Vice President: Al Dosier

Controller: Leila Kirske: Kirske joined bsquare in September, 1997. Previously, Kirske was Director of Corporate Accounting for Midcom, a provider of long distance voice and data based telecom services with annual revenues of $150 million. Prior to Midcom, Kirske was the Assistant Controller for Mosaix, a high growth telecom hardware and software provider with worldwide sales of $70 million;, and Manager, Financial Reporting for Spacelabs Medical Inc., a manufacturer and distributor of critical care medical equipment and clinical information systems with worldwide revenues of $250 million. Kirske began her career with Coopers & Lybrand where she spent seven years reached the position of General Practice Manager before leaving in 1992.

FINANCIAL:

To date, the company's financial statements have been compiled. Arthur Anderson has been retained on a consulting basis to upgrade the company's accounting system and prepare the company for an audit of 1997. Additionally, Arthur Anderson is consulting the company on the conversion from an S to a C corporation in anticipation of a equity financing in 1998.

The company limits distributions to only those necessary to cover the tax liabilities of its partners.

As of the eight months ended August 31, 1997, bsquare posted net income of $2.6 million on revenues of $7.6 million. Approximately 95% of the company's revenues resulted from consulting services with the balance split between development and integration. Operating expenses for the period of $5.0 million were primarily related to salaries which made of $3.5 million, or 46%, of total expenses.

As of August 31, 1997, the company had assets of $4.0 million which were largely comprised of cash totaling $740.0, accounts receivable totaling $1.8 million and net property and equipment totaling $1.2 million. bsquare currently has no long term debt. The company's liabilities are limited to payables and accruals.

Given the concentration of quick assets and absence of debt, the company's balance sheet is extremely strong as evidenced by a quick ratio of 3.17, TNW of $3.2 million and D/TN-W of 0.26.

Though the company is currently well capitalized, they plan raise as much as $3 to $5 million in outside equity in 1998 to support growth their development and integration businesses.

The company has recently hired Leila Kirske as VP of Finance. Upon her arrival, the company has began its budgeting process for 1998. Kirske expects the first pass on the budget to be completed by the end of October leading to a final budget for next year by mid to late November. Preliminarily, she has indicated the company will looking for revenue growth to come from integration and development activities. Additionally, she expects profitability to continue, but at a reduced rate as a result of investments the company will be making to support the growth within integration and development.

ACCOUNTS RECEIVABLE:

As of September 30, 1997, bsquare had accounts receivable totaling $1.5 million. Of this amount, $1.4 million, or 88%, are current, and $167.0, or 11% are within 60 days. Top accounts are as follows:

Medtronic                    $  777.0
Philips                         288.0
Motorola                        142.0
Hitachi                          50.0
Advanced RISC Machines           40.0
Microsoft                        40.0
                             --------
 TOTAL                        1,337.0
                             ========

A collateral audit will be performed prior to advances under the Line.

REFERENCES:

Arthur Anderson:

Brent Johnson of Arthur Anderson was contacted regarding his firms consulting engagement at bsquare. He indicated their review of bsquare's books and records only produced minor adjustments to the company's financial statements which should lead to a smooth audit of 1997.

Dain Bosworth:

Jeff Canin of Dain Bosworth was contacted regarding discussions his firm is having with bsquare on the underwriting of a private placement in 1998. Jeff pointed out that discussions up to this point have been preliminary and as a result his firm has not yet engaged in extensive due diligence. However, he indicated that Dain is extremely bullish about CE and feels bsquare is very well positioned as one of the technical leaders in a rapidly emerging market space. His firm feels bsquare will be a strong play for their institutional and mezzanine investors and as a result they will be working very hard to get the engagement.

BSQUARE (B2260000) SIC Code.
Summary Balance Sheet - Actual


Statement Date                12/31/95    12/31/96    06/30/97    08/31/97
Months Covered                      12          12           6           8
Audit Method                  Compiled    Compiled   Co.Prep'd   Co.Prep'd
Accountant
Analyst
                              --------    --------   ---------   ---------
ASSETS
Cash & Equivalents                 103         189         927         741
Accts/Notes Rec-Trade (Net)        385         591       1,446       1,843
Other Inventory                     --           6          19          15
Operating Current Assets            --           7          71         101
                                ------      ------      ------      ------

TOTAL CURRENT ASSETS               488         793       2,463       2,700

Net Fixed Assets                    19         233         921       1,234
Op Non-Current Assets                5          32          55          55
Intangibles - Net                    1          --          --          --
                                ------      ------      ------      ------
TOTAL NON-CURRENT ASSETS            25         265         976       1,289
                                ------      ------      ------      ------
TOTAL ASSETS                       513       1,058       3,439       3,989
                                ------      ------      ------      ------

LIABILITIES/NET WORTH
Accounts Payable - Trade             8          --          63          81
Other Accruals                      23         133         375         561
Operating Current Liabs            222          --         286         171
                                ------      ------      ------      ------
TOTAL CURRENT LIABILITIES          253         133         724         813

                                ------      ------      ------      ------
                                ------      ------      ------      ------
TOTAL LIABILITIES                  253         133         724         813

Stock                                2          17           2           2
Other Equity                      (498)     (1,819)     (1,819)     (2,188)
Retained Earnings                  756       2,727       4,532       5,362
                                ------      ------      ------      ------

TOTAL NET WORTH                    260         925       2,715       3,176
                                ------      ------      ------      ------

TOTAL LIABS & NET WORTH            513       1,058       3,439       3,989
                                ======      ======      ======      ======

BSQUARE (B2260000) SIC Code.
Summary Income Statement - Actual


Statement Date              12/31/95    12/31/96    06/30/97    08/31197
Months Covered                    12          12           6           8
Audit Method                Compiled    Compiled   Co.Prep'd    Co.Prep'd
Accountant
Analyst
--------------              --------    --------   ---------    ---------
  Sales/Revenues               1,596       4,175       4,917       7,579
                               -----       -----       -----       -----

GROSS PROFIT                   1,596       4,175       4,917       7,579

  S,G & A Expense                 --         184         244         369
  Operating Expense              886       1,996       2,776       4,438
  Depreciation                    19          35          98         141
                               -----       -----       -----       -----
TOTAL OPERATING EXP(INC)         905       2,215       3,118       4,948
                               -----       -----       -----       -----

NET OPERATING PROFIT             691       1,960       1,799       2,631

  Interest Income                  2          11           6           4
NET PROFIT                       693       1,971       1,805       2,635
                               =====       =====       =====       =====

BSQUARE (B2260000) SIC Code.
Summary FAS 95 Stmt of Cash Flows (Direct)


Statement Date                            12/31/95      12/31/96       06/30/97     08/31/97
Months Covered                                  12            12              6            8
Analyst
--------------                            --------      --------       --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Sales                                                4,175         4,917         7,579
  Chg in Net Receivables                                    (206)         (855)       (1,252)
                                                          ------        ------        ------
CASH RECEIVED FROM CUSTOMERS                               3,969         4,062         6,327
  Chg in Inventories                                          (6)          (13)           (9)
  Chg in Accts Payable-Trade & Othr                           (8)           63            81
  Operating Expenses                                      (2,180)       (3,020)       (4,807)
  Chg in Prepaids/Deferreds                                  (34)          (87)         (117)
  Chg in Accruals                                            110           242           428
Chg in Other Open Assets and Liabs                          (222)          286           171
                                                          ------        ------        ------
CASH PAID TO SUPPLIERS & EMPLOYEES                        (2,340)       (2,529)       (4,253)
INTEREST PAID                                                 --            --            --
INCOME TAXES PAID                                             --            --            --
INTEREST & DIVIDENDS RECEIVED                                 11             6             4
MISC CASH RECEIVED(PAID)                                      --            --            --
                                                          ------        ------        ------
NET CASH PROV BY OPERATIONS                                1,640         1,539         2,078

CASH FLOWS FROM INVESTING ACTIVITIES:
  Chg in Net Fixed Assets                                   (249)         (786)       (1,142)
  Chg in Net Intangibles                                       1            --
                                                          ------        ------        ------
NET CASH USED IN INVESTING                                  (248)         (786)       (1,142)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Chg in Capital(Less Non-Cash)                           (1,306)          (15)         (384)
                                                          ------        ------        ------
NET CASH PROV BY FINANCING                                (1,306)          (15)         (384)
                                                          ------        ------        ------
NET CHANGE IN CASH & EQUIVALENTS                              86           738           552
ADD:CASH AND EQUIVALENTS AT BOP                              103           189           189
                                                          ------        ------        ------
CASH AND EQUIVALENTS AT EOP                                  189           927           741
                                                          ======        ======        ======

BSQUARE (B226000) SIC Code.
Summary Ratios


Statement Date                           12/31/95      12/31/96     06/30/97       08/31/97
Months Covered                                 12            12            6              8
Analyst
                                         --------      --------     --------       --------
   LIQUIDITY
Working Capital                               235           660        1,739          1,887
Quick Ratio                                  1.93          5.86         3.28           3.18
Current Ratio                                1.93          5.96         3.40           3.32

   LEVERAGE / COVERAGE
Net Worth-Actual                              260           925        2,715          3,176
Tang Net Worth-Actual                         259           925        2,715          3,176
Eff Tang Net Worth-Actual                     259           925        2,715          3,176
Debt/Worth                                   0.97          0.14         0.27           0.26
Debt/Tang Worth                              0.98          0.14         0.27           0.26
Debt Less Sub Debt-Liab/Eff Tg Wth           0.98          0.14         0.27           0.26
Total Liabilities Total Assets               0.49          0.13         0.21           0.20
Interest Coverage                             n/a           n/a          n/a            n/a
Funds Flow Coverage                           n/a           n/a          n/a            n/a
Funds Flow/Prior Period CPLTD                               n/a          n/a            n/a
UCA Cash Flow Coverage                                      n/a          n/a            n/a
UCA Cash Flow/Prior Period CPLTD                            n/a          n/a            n/a

   PROFITABILITY
Return on Assets                           135.09        186.29       104.97          99.08
Return on Equity                           266.54        213.08       132.97         124.45
Gross Margin                               100.00        100.00       100.00         100.00
Operating Profit Margin                     43.30         46.95        36.59          34.71
Profit Margin                               43.42         47.21        36.71          34.77

   ACTIVITY
Net Accounts Receivable Days                88.05         51.67        53.67          59.17
Accounts Payable Days                        1.83            --         2.34           2.60
Net Sales/Total Assets                       3.11          3.95         2.86           2.85
Net Sales/Working Capital                    6.79          6.33         5.65           6.02
Net Sales/Net Worth                          6.14          4.51         3.62           3.58
Net Sales/Net Fixed Assets                  84.00         17.92        10.68           9.21
Profit Before Tax/Total Assets             135.09        186.29       104.97          99.08

   GROWTH (%)
Total Assets Growth                                      106.24       225.05         277.03
Total Liabilities Growth                                 (47.43)      444.36         511.28
Net Worth Growth                                         255.77       193.51         243.35
Net Sales Growth                                         161.59       135.54         172.30
Operating Profit Growth                                  183.65        83.57         101.35
Net Profit Growth                                        184.42        83.16         100.53
                                           ======        ======       ======         ======

Albert T. Dosser
16340 NE 83rd St. #E125
Redmond, WA 98007
Home:    206-883-4093
Work:    206-865-8813

Born:    March 29, 1957


Education:

Received B.S., Magna Cum Laude, in June of 1980 from East Tennessee State University. Majored in Computer and Information Science, Minored in Mathematics. Inducted into Kappa Mu Epsilon Mathematics Honor Society in May of 1977.

Attended Code Optimization and Code Generation course taught by Graham, Hennessy, and Ullman, sponsored by the Stanford Department of Computer Science in August, 1989.

Attended Optimizing Compilers for RISC and Pipelined Architectures course taught by A. Nicolau, sponsored by UC Irvine in January of 1990 .

Other courses attended through UC San Diego Extension: Introduction to Neural Networks, Prolog Programming, Chaos and Fractals.


Experience with:

Languages:      Ada, C, C++, PL/I, FORTRAN, Pascal, Prolog

OS:             UNIX (Various), Multics, Windows NT

Architectures:  Alpha, Ix86, I80960, MC88100, SPARC, MIPS, Cray X-MP, CRAY-2


Employment History:

Digital Equipment Corp.                                     June 1992 to Present
Palo Alto, CA and Bellevue, WA

Software Principal Engineer assigned to the Compiler Group at the DECwest Engineering facility in Bellevue.

Worked with researchers (including John Ellis of Xerox PARC and Ben Zoin of the University of Colorado) at Digital's Systems Research Center in Palo Alto to develop a practical garbage collector for C and C++ programs. Implemented a fully configurable collector for Alpha/OSF systems and released it for internal use within Digital.

Assumed support and maintenance of a re-targetable code generator for C and C++ compilers targeting Digital Alpha and Intel x86 systems running Windows NT. Completed pending work on the code generators, implemented C++ exceptions for Intel x86 targets, and assisted in the productization and field test release of the compiler.

Participated in the adapt of Microsoft's Visual C++ product for Digital's Alpha/Windows NT systems. Implemented the C++ exception model for this environment.


Telesoft                                                 August 1984 to May 1992
San Diego, CA

Senior Software Engineer: member of a team engaged in the implementation and maintenance of a code generator for the Intel I80960 (MC, XA, MX).

Also responsible for the maintenance and enhancement of a code generator for the Motorola MC88100.

Developed an instruction scheduler for RISC targets using the Gibbons and Muchnick heuristics for list scheduling. Scheduler was largely target independent and was adapted for the MC88100, SPARC, MIPS, and I80960.

Developed an unused subprogram eliminator for MC88100 which was later adapted for SPARC.

Participated in design, code, and maintenance of components of the code generators and run-time systems of Telesoft's Cray and SPARC Ada compilers.

Other shorter term assignments have involved maintenance tasks on other components of the compiler including the middle pass and debugger.


NCR                                                       June 1982 to July 1984
Falls Church, VA and Dayton, OH

Lead Systems Analyst in northeast region for the OEM Systems Division. Consultant on UNIX and C to VARs who were developing applications software for the NCR Tower. Organized a team of three support analysts in the northeast region and coordinated their activities.

Promoted to Tower Product Specialist reporting to national OEM Product Manager in the Winter of 1983. Responsible for tracking features of the NCR Tower and its competitors. Principal technical consultant to the OEM Systems Division national product management group on technical issues relating to UNIX and the UNIX marketplace.


Softech                                                   Sept 1980 to June 1982
Waltham, MA

Associate Software Engineer, under contract to federal and commercial clients. Promoted to Software Engineer in the Fall of 1981.

Worked on the design and development of an interactive database manager for the storage and analysis of communications protocol information.

Worked on the development and maintenance of a structured cross-assembler, linkage editor, and automated configuration control system to be used in the development of a digital communications switch.

Member of the design team and coauthor of the technical proposal for the development of a communications Network Control Program (NCP) Generator for a major computer manufacturer. Team leader of four staff programmers working on the development of the central component of the NCP Generator.

                                 William Baxter

--------------------------------------------------------------------------------


1988           MS Computer Science, University of Wyoming, Laramie

1988-1989      Topologix, Denver Colorado

1989-1989      Evan & Southerland, Mountain View, California

1989-1993      Intergraph, Palo Alto, California

1993-1994      Digital Equipment Company, Bellevue, Washington

1994 - Present BSQUARE Corporation, Bellevue, Washington

                                 WILLIAM BAXTER

-  EDUCATION

   -  BS/MS Computer Science, 1988

-  PAST ACCOMPLISHMENTS

   -  Pioneer in vectorization/parallelization

   -  Published Author

   -  Lead developer/manager of Hitachi SH project

-  CURRENT FOCUS

   -  Establishing BSQUARE corporate structure and strategy


8/12/97                         BSQUARE CONFIDENTIAL                           7

                                 PETER GREGORY

-  EDUCATION

   -  BA in Computer Science, 1984.

-  BSQUARE CONTRIBUTIONS

   -  Founded & managed QA at BSQUARE

   -  Led the early employee recruiting effort.

-  CURRENT FOCUS

   -  Providing Leadership and Management for BSQUARE QA organization.



8/12/97                         BSQUARE CONFIDENTIAL                           6